CONFIDENTIAL
                                                                  EXECUTION COPY








                            STOCK PURCHASE AGREEMENT

                                      AMONG

                             BARNABUS ENERGY, INC.,

                              2093603 ONTARIO INC.,

                           SOLAR ROOFING SYSTEMS INC.

                                       AND

                 THE STOCKHOLDERS OF SOLAR ROOFING SYSTEMS INC.




                          -----------------------------

                          Dated as of February 8, 2006

                          -----------------------------

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 8, 2006, is made among Barnabus Energy, Inc., a Nevada corporation ("Barnabus"), 2093603 Ontario Inc., an Ontario corporation ("Exchangeco"), Solar Roofing Systems Inc., an Ontario corporation (the "Company"), and the stockholders of the Company set forth on Schedule I attached hereto (the "Stockholders").

                                 R E C I T A L S

      A. The Stockholders own the number of common shares of the Company (the "Company Common Shares") as set forth on Schedule I (collectively referred to as the "Purchased Shares").

      B. The Purchased Shares, together with the Company Common Shares held by Barnabus, constitute all of the issued and outstanding Company Common Shares.

      C. Barnabus desires to purchase, through its wholly-owned subsidiary, Exchangeco, and each Stockholder desires to sell, the Shares held by such Stockholder for the consideration set forth below, subject to the terms and conditions of this Agreement.

      In consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                             SECTION 1 DEFINITIONS

      Defined Terms. As used in this Agreement, the following capitalized terms have the meanings specified below:

      "2004 Unaudited Financial Statements" means the unaudited balance sheet and statement of deficit, operations, shareholders' equity and cash flow of the Company for the year ended December 31, 2004.

      "2006 Financial Statements" means the audited balance sheet and statement of deficit, operations, shareholders' equity and cash flow of the Company for the year ended December 31, 2006.

      "Actual Gross Sales" shall have the meaning set forth in Section 2.5(a).

      "Additional Financing" means the private placement of at least U.S. $10,000,000 in principal amount of Barnabus subordinated convertible debentures convertible into Barnabus Common Shares.

      "Address Certificate" shall have the meaning set forth in Section 3.9(b).

      "Adjusted Additional Barnabus Shares" shall have the meaning set forth in
Section 2.5(a)(i).


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      "Adjusted Additional Exchangeable Shares" shall have the meaning set forth in Section 2.5(a)(ii).

      "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with the specified Person. As used in this definition, the term CONTROL means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Affiliated Group" means any affiliated group within the meaning of Code ss. 1504(a) or any similar group defined under a similar provision of Canadian, provincial, state, local or foreign law.

      "Agreement" means this Stock Purchase Agreement, as it may be amended from time to time.

      "Barnabus" means Barnabus Energy, Inc., a Nevada corporation.

      "Barnabus Common Shares" shall mean the shares of common stock, par value U.S. $0.001 per share, of Barnabus.

      "Barnabus Disclosure Schedule" means the disclosure schedule delivered by Barnabus to the Company and to the Stockholders prior to the execution and delivery of this Agreement.

      "Barnabus Financial Statements" means the audited financial statements as contained in Barnabus' Form 10KSB for the year ending May 31, 2005 and the interim financial statements as set forth on Barnabus' Form 10QSB for the six-month period ending November 30, 2005.

      "Barnabus Indemnitees" means each of Barnabus, Exchangeco and their respective directors, officers, employees, agents, Affiliates, Subsidiaries, successors and permitted assigns, excluding Key Employees.

      "Business Plan" means the business plan of the Company dated as of [___________, 2005].

      "Barnabus Proprietary Rights" shall have the meaning set forth in Section 5.7

      "Canadian GAAP" means generally accepted accounting principles in Canada, consistently applied.

      "Canadian Securities Laws" shall have the meaning set forth in Section 5.3(b).

      "Canadian Share Consideration" shall have the meaning set forth in Section 2.3(a)(ii).

      "Canadian Share Reduction" shall have the meaning set forth in Section 2.5(a)(ii).

      "Canadian Stockholders" means the Stockholders listed under the heading "Canadian Stockholders" on Schedule I.



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      "Cash Consideration" shall have the meaning set forth in Section 2.3(a).

      "Class A Stock" shall mean, if authorized and issued, a special voting stock of Barnabus with rights, preferences, powers, privileges, restrictions, qualifications and limitations as set forth in Schedule C to the Support Agreement.

      "Closing" shall have the meaning set forth in Section 2.1.

      "Closing Date" shall have the meaning set forth in Section 2.4.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means Solar Roofing Systems Inc., an Ontario corporation.

      "Company Common Shares" shall have the meaning set forth in the Recitals of this Agreement.

      "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Barnabus and Exchangeco prior to the execution and delivery of this Agreement.

      "Company Financial Statements" means the 2004 Unaudited Financial Statements and the Interim Financial Statements.

      "Company Material Adverse Effect" means a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company.

      "Company Proprietary Rights" shall have the meaning set forth in Section 4.12.

      "Concurrent Financing" means the private placement of U.S. $5,000,000 in principal amount of Barnabus subordinated convertible debentures convertible into Barnabus Common Shares.

      "Dispute Resolution Accountants" shall have the meaning set forth in
Section 2.8.

      "Employee Transaction Payments" means all payments to be made to any current or former employee, officer, director, consultant, or independent contractor of the Company in connection with the transactions contemplated hereby (other than any payments for a Stock Purchase as described in Section 2.1), including, without limitation, all change in control payments, all severance benefits, all retention or sale bonuses (including, without limitation, all amounts paid to executives of the Company in connection with this transaction), and all settlement payments in respect of existing non-competition agreements, which payments are identified on Schedule II attached hereto.

      "Environmental Contaminant" means Hazardous Materials, or any other pollutants, contaminants, toxic or constituent substances or waste radioactive substances, materials or special wastes, polychlorinated biphenals, or any other substance or material, in each case regulated by applicable Environmental Laws.



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

      "Environmental Laws" means any U.S. federal, Canadian, state, provincial, local or foreign laws (including common law), regulations, codes, rules, orders, ordinances, permits, requirements and final governmental determinations pertaining to the environment, pollution or protection of human health, safety or the environment, as adopted or in effect in the jurisdictions in which the applicable site or premises are located; and including without limitation any laws relating to protection of safety, health or the environment that regulate the use of biological agents or substances including medical or infectious wastes as any such laws have been amended.

      "Estimated Purchase Price" shall have the meaning set forth in Section 2.3(a).

      "Exchangeable Shares" means the Class A non-voting exchangeable shares of Exchangeco.

      "Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any successor law and regulations and rules issued pursuant to that Act or any successor law.

      "Exchangeco" means 2093603 Ontario Inc., an Ontario corporation.

      "Exchangeco Disclosure Schedule" means the disclosure schedule delivered by Exchangeco to the Company and to the Stockholders prior to the execution and delivery of this Agreement.

      "Exchange Right" shall have the meaning set forth in the Exchange Rights Agreement and in the Support Agreement.

      "Exchange Rights Agreement" means an exchange rights agreement in the form attached hereto as Exhibit K to be entered into at the Closing by Barnabus, Exchangeco and the holders of Exchangeable Shares, as it may be amended from time to time.

      "Exempt Barnabus Claims" means claims based on any inaccuracy or breach of the representations made in Sections 5.4 (Capitalization), 5.8 (Environmental Matters), 5.11 (Tax Matters) and 5.13 (No Finder's Fee) hereof.

      "Exempt Principal Stockholders Claims" means claims based on any inaccuracy or breach of the representations made in Sections 4.3
(Capitalization), 4.17 (Tax Matters), 4.20 (Environmental Matters) and 4.24 (No Finder's Fee) hereof.

      "Expiration Date" shall have the meaning set forth in Section 11.5(c).

      "Final Purchase Price" shall have the meaning set forth in Section 2.5(b).

      "Governmental Entity" means any U.S. federal, Canadian, state, provincial, foreign or local court, arbitration tribunal, administrative agency or commission or other governmental or regulatory body, authority or agency.

      "Hazardous Materials" means (a) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "contaminants," "toxic chemicals," "toxins," "hazardous chemicals," "extremely hazardous substances," "pesticides," "oil" or related materials as defined in any applicable Environmental Law, or (b) any petroleum or petroleum products, oil, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, radon, and any other substance defined or designated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law.



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      "Indebtedness" means, without duplication: (a) obligations created, issued or incurred by the Company for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of the Company to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred and paid, in the ordinary course of business consistent with past practice; (c) capital lease obligations of the Company (determined in accordance with Canadian GAAP); (d) obligations of the Company in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of the Company; (e) Indebtedness of others secured by a Lien on the property of the Company, whether or not the respective Indebtedness so secured has been assumed by the Company; (f) Indebtedness of others guaranteed by the Company; and (g) any obligations with respect to fees, penalties or other obligations payable in connection with any of the foregoing (and the payoff thereof). The Indebtedness of the Company shall include the Indebtedness of any other entity (including any partnership in which the Company is a general partner) to the extent the Company is liable therefor as a result of the Company's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that the Company is not liable therefor. "Independent Auditors" means Peterson Co., LLP, or such other independent certified public accounting firm appointed by Barnabus and agreed to by the Stockholders' Representative, which consent shall not be unreasonably denied or delayed.

      "Intellectual Property" means:

            A. all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications and patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof;

            B. all registered and unregistered trademarks, service marks, trade names, trade dress, logos, business, corporate and product names and slogans and registrations and applications for registration thereof;

            C. all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith;



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            D. all trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, plans, drawings, engineering notebooks, industrial models, software, specifications, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information);

            E. all computer and electronic data, data processing programs, documentation and software, both source code and object code (including flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs, save and except for third party programs that are: (i) licensed pursuant to "shrink-wrap", "web-wrap" or similar agreements, (ii) purchased off-the-shelf by the Company or Barnabus, as the case may be and
            (iii) which are not, individually or in the aggregate, material to the business of the Company or Barnabus, as the case may be;

            F. all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the laws of any jurisdiction;

            G. all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); and

            H. all other proprietary, intellectual property and other rights relating to any or all of the foregoing, including, in each case, any such rights related to any such items in any and all jurisdictions, worldwide.

      "Interim Financial Statements" means the partial-year unaudited financial statements of the Company as of and for the six month period ended June 30, 2005 (consisting of an interim balance sheet, interim statement of deficit, interim statement of operations and interim statement of cash flows), and the partial year unaudited financial statements of the Company as of and for the period ending September 30, 2005 (consisting of an interim balance sheet and interim profit and loss statement), each, certified by the President of the Company.

      "Investor Questionnaire" means an investor questionnaire in the form attached hereto as Exhibit L.

      "IRS" means the United States Internal Revenue Service.

      "Joint Venture" means any corporation or other entity (including partnerships, limited liability companies and other business associations) that is not a Subsidiary in which the Company or one or more Subsidiaries owns an equity interest.

      "Key Employees" means Norman Dodd, Howard Gomes, James Chaney and Donald Rogers.



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

      "Law" means any U.S. federal, Canadian, state, local or provincial or foreign law, regulation, rule or ordinance.

      "Lien" or "Liens" mean, with respect to any asset: (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Losses" means any and all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees and costs, whether or not arising out of Third-Party Claims and including all amounts paid in investigation, defense or settlement of the foregoing.

      "Order" means any agreement or any judgment, order, writ, prohibition, injunction, decree, award, or other requirement of any Governmental Entity.

      "Permits" shall have the meaning set forth in Section 4.8(a).

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

      "Plans" means all pension, savings, profit sharing, retirement, deferred compensation, employment, welfare, fringe benefit, insurance, short and long term disability, incentive, bonus, stock, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans.

      "Principal Stockholders" means each of Norman Dodd, Donald Rogers, Robert Kafato and Heshmat Laaly.

      "Projected Gross Sales" shall have the meaning set forth in Section
2.5(a).

      "Purchased Shares" shall have the meaning set forth in the Recitals of this Agreement.

      "Registration Rights Agreement" means the registration rights agreement in the form attached hereto as Exhibit I to be entered into at the Closing by Barnabus and the Stockholders, as it may be amended from time to time.

      "Related Agreements" shall have the Support Agreement, the Exchange Rights Agreement, the Registration Rights Agreement and any other agreement relating to this Agreement.

      "SEC" means the Securities and Exchange Commission or its successor.

      "SEC Documents" shall have the meaning set forth in Section 5.5.



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

      "Securities" shall mean Barnabus Common Shares being issued hereunder, Exchangeable Shares, Barnabus Common Shares issuable upon exchange of the Exchangeable Shares, Exchange Right and Class A Stock (if authorized and issued).

      "Securities Act" means the Securities Act of 1933, as amended, or any successor law and regulations and rules issued pursuant to that Act or any successor law.

      "Share Consideration" shall have the meaning set forth in Section 2.3(a).

      "Stock Purchase" shall have the meaning set forth in Section 2.1.

      "Stockholders" shall have the meaning set forth in the Recitals of this Agreement.

      "Stockholders' Representative" shall have the meaning set forth in Section
2.7 hereof.

      "Subsidiary" means, with respect to the Company or Barnabus, as the case may be, any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which the Company or Barnabus or any of their respective Subsidiaries is a general partner or (ii) at least 50% of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership or other organization are directly or indirectly owned or controlled by the Company or Barnabus or by any Subsidiary, as the case may be, or by the Company or Barnabus and one or more of their respective Subsidiaries, as the case may be.

      "Support Agreement" means a support agreement in the form attached hereto as Exhibit H to be entered into at the Closing by Barnabus, Exchangeco and the holders of Exchangeable Shares, as it may be amended from time to time.

      "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means all U.S. federal, Canadian, state, provincial and local, and all foreign, income, profits, franchise, gross receipts, license, payroll, transfer, sales, employment, severance, occupation, premium, windfall profits, use, real property, personal property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding, social security (or similar), unemployment, disability, registration and any other taxes, charges, duties, impositions or assessments of any kind whatsoever imposed by any taxing authority, together with all interest, penalties, and additions imposed on or with respect to such amounts, including any liability for taxes of a predecessor entity or as a transferee.

      "Tax Act" shall have the meaning set forth in Section 2.6.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement, and any schedule, attachment or amendment thereto, filed or required to be filed with any taxing authority in connection with the determination, assessment, collection or imposition of any Taxes or the administration of the laws relating to any Taxes.

      "Third-Party Claim" means any claim that is made by, made against or involves a Person who is not a party to this Agreement and who is not an assignee, successor, heir or personal representative of a Person who is a party to this Agreement.



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      "U.S. GAAP" means generally accepted accounting principles in the United
States, consistently applied.

      "U.S. Person" means: (i) any natural person resident in the United States;
(ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts; provided, however, the following are not "U.S. Persons": (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any provisional fiduciary acting as executor or administrator is a U.S. Person if: (A) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole and shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person; (iv) an employee benefit plan established and administered in accordance with the laws of a country other than the United States and in accordance with the customary practices and documentation of such country; and (v) any agency or branch of a U.S. Person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

      "U.S. Share Consideration" shall have the meaning set forth in Section 2.3(a)(i).

      "U.S. Share Reduction" shall have the meaning set forth in Section 2.5(a)(i).

      "U.S. Stockholders" means the Stockholders listed under the heading "U.S. Stockholders" on Schedule I.

                   SECTION 2 PURCHASE AND SALE OF THE SHARES

      2.1 Purchase of the Shares from the Stockholders. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey, assign and deliver to Exchangeco, and Exchangeco shall purchase, acquire and accept from each Stockholder, all the Company Common Shares owned by such Stockholder (the "Stock Purchase") as set forth opposite such Stockholder's name in Schedule I, free and clear of all Liens. At the Closing, each Stockholder shall deliver or cause to be delivered to Exchangeco certificates evidencing the Company Common Shares owned by such Stockholder, duly endorsed in blank or with stock powers duly executed by such Stockholder.



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      2.2   Further Assurances. At any time and from time to time after the
Closing, at Exchangeco or Barnabus' request and without further consideration, each Stockholder shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as Exchangeco or Barnabus may reasonably request, more effectively to (a) transfer, convey and assign to Exchangeco and to confirm Exchangeco's title to, all of the Company Common Shares owned by such Stockholder and (b) to carry out the purpose and intent of this Agreement.

      2.3   Estimated Purchase Price for the Purchased Shares.

            (a) The aggregate purchase price to be paid by Exchangeco for the Purchased Shares (the "Estimated Purchase Price") shall equal (without duplication): CDN $18,545,333, of which (i) an aggregate of CDN $3,709,067 shall be paid in cash by way of wire transfer to Fasken Martineau DuMoulin LLP ( the "Cash Consideration") and (ii) the remainder shall be paid as follows (the "Share Consideration"):

                  (A) To the U.S. Stockholders, 1,472,160 Barnabus Common Shares, valued at U.S. $2.00 per share (assuming a conversion ratio of U.S. $2.00 = CDN $2.33117), in the aggregate (the "U.S. Share Consideration"), subject to the adjustments as set forth in Section 2.5 hereof; and

                  (B) To the Canadian Stockholders, 4,892,141 Exchangeable Shares, valued at U.S. $2.00 per share (assuming a conversion ratio of U.S. $2.00 = CDN $2.33117), in the aggregate (the "Canadian Share Consideration"), subject to the adjustments as set forth in Section 2.5 hereof.

            (b)   The Estimated Purchase Price shall be payable as described in
Section 2.3(c) and 2.5 below. The Cash Consideration and the Share Consideration shall be allocated among the Stockholders as set forth on Schedule I.

            (c) At the Closing, subject to Sections 2.6, Exchangeco shall deliver to Fasken Martineau DuMoulin LLP by wire transfer of immediately available funds an aggregate amount equal to the Cash Consideration, certificates registered in each U.S. Stockholder's name evidencing, in the aggregate, the number of Barnabus Common Shares equal to one-half of the U.S. Share Consideration and certificates registered in each Canadian Stockholder's name evidencing, in the aggregate the number Exchangeable Shares equal to one-half of the Canadian Share Consideration. The other one-half of each of the U.S. Share Consideration and Canadian Share Consideration shall be authorized and reserved for issuance by Barnabus and Exchangeco, respectively.

      2.4 Closing. The Closing shall take place at the offices of Barnabus, at 9:30 a.m., Pacific time, on a date to be mutually agreed upon by the parties, after all of the conditions to Closing contained in Sections 8 and 9 have been satisfied or waived, or at such other place, time and date as may be mutually agreed upon in writing by the parties (the "Closing Date"), provided that the Closing Date shall occur no later than March 15, 2006.



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      2.5   Post-Closing Earnout.

            (a) Within ninety (90) days after the end of the 2006 fiscal year of the Company, Barnabus and Exchangeco shall have caused the Independent Auditors to have determined the actual gross sales of the Company for its 2006 fiscal year in accordance with Canadian GAAP (the "Actual Gross Sales"). If the Actual Gross Sales are less than seventy-five (75%) of the projected gross sales for the fiscal year 2006 based on the projections provided by the Company to Barnabus in Exhibit A attached hereto (the "Projected Gross Sales"), the Estimated Purchase Price shall be adjusted by reducing the number of the aggregate Share Consideration to which the Stockholders are entitled as follows:

                  (i) The aggregate reduction (the "U.S. Share Reduction") to the aggregate U.S. Share Consideration deliverable hereunder shall be equal to the number of shares calculated by multiplying one-half of the U.S. Share Consideration by a fraction, the numerator of which is Projected Gross Sales minus the Actual Gross Sales and the denominator of which is the Projected Gross Sales, subject to a maximum aggregate U.S. Share Reduction of no greater than one-fourth of the U.S. Share Consideration. Subject to Sections 2.6, 2.8 and 11.5, within ten (10) days after determining the post-closing earnout pursuant to this Section 2.5(a), Barnabus shall deliver to Fasken Martineau DuMoulin LLP, certificates representing, in the aggregate, the number of Barnabus Common Shares equal to one-half of the U.S. Share Consideration minus the U.S. Share Reduction (the "Adjusted Additional Barnabus Shares"). The Adjusted Additional Barnabus Shares will be allocated pro rata among the U.S. Stockholders in accordance with their relative holdings as set forth on Schedule I and the certificates shall be registered accordingly. If the Actual Gross Sales are at least seventy-five percent (75%) of the Projected Gross Sales, subject to
Section 11.5 hereof, there will be no adjustment to the Estimated Purchase Price and Barnabus shall promptly deliver to Fasken Martineau DuMoulin, LLP certificates evidencing, in the aggregate, the remaining one-half of the U.S. Share Consideration allocated pro rata among the U.S. Stockholders in accordance with their relative holdings as set forth in Schedule I.

                  (ii) The aggregate reduction (the "Canadian Share Reduction") to the aggregate Canadian Share Consideration deliverable hereunder shall be equal to the number of shares calculated by multiplying one-half of the Canadian Share Consideration by a fraction, the numerator of which is the Projected Gross Sales minus the Actual Gross Sales and the denominator of which is the Projected Gross Sales, subject to a maximum aggregate Canadian Share Reduction of no greater than one-fourth of the Canadian Share Consideration. Subject to Sections
2.8 and 11.5, within ten (10) days after determining the post-closing earnout pursuant to this Section 2.5(a), Exchangeco shall deliver to Fasken Martineau DuMoulin LLP certificates representing, in the aggregate, the number of Exchangeable Shares equal to one-half of the Canadian Share Consideration minus the Canadian Share Reduction (the "Adjusted Additional Exchangeable Shares"). The Adjusted Additional Exchangeable Shares will be allocated pro rata among the Canadian Stockholders in accordance with their relative holdings as set forth on
Schedule I and the certificates shall be registered accordingly. If the Actual Gross Sales are at least seventy-five percent (75%) of the Projected Gross Sales, subject to Section and 11.5 hereof, there will be no adjustment to the Estimated Purchase Price and Exchangeco shall promptly deliver to Fasken Martineau DuMoulin LLP, certificates evidencing, in the aggregate, the remaining one-half of the Canadian Share Consideration allocated pro rata among the Canadian Stockholders in accordance with their relative holdings as set forth in
Schedule I.

                  (iii) Barnabus shall pay the fees and disbursements of the Independent Auditors.

            (b) The Estimated Purchase Price, as reduced by any U.S. Share Reduction and Canadian Share Reduction, shall be hereinafter referred to as the "Final Purchase Price."

      2.6 Tax Clearance Certificate. On or prior to the date hereof, all of the Stockholders who are non-residents within the meaning of the Income Tax Act (Canada) (the "Tax Act" ) shall have applied to the Canada Revenue Agency ("CRA") for a tax clearance certificate to be issued pursuant to section 116 of the Tax Act in respect of the disposition of their Company Common Shares under this Agreement. Upon receipt of such certificate, such U.S. Stockholders shall forthwith provide Exchangeco with a copy thereof. Until receipt of such certificate, the U.S. Stockholders agree that the entire U.S. Cash Consideration shall be held in escrow subject to the terms and conditions of the Section 116 Escrow Agreement annexed hereto as Exhibit J (the "Section 116 Escrow Agreement"). Each U.S. Stockholder agrees to be bound by the conditions expressed in the Section 116 Escrow Agreement. In the event that such U.S. Cash Consideration is not sufficient to satisfy Exchangeco's obligations under section 116 of the Tax Act, Exchangeco shall be permitted to withhold such number of Barnabus Common Shares equal in value to such deficiency from the number of Barnabus Common Shares that Exchangeco is otherwise obligated to deliver under Section 2.5 and such withheld Barnabus Common Shares shall also be held subject to the Section 116 Escrow Agreement.

      2.7   Stockholders' Representative.

            (a) The Stockholders hereby designate Norman Dodd as their representative (the "Stockholders' Representative").

            (b) The Stockholders hereby authorize the Stockholders' Representative (i) to make all decisions on behalf of the Stockholders relating to the determination of the Final Purchase Price and the purchase price adjustments pursuant to Section 2.5, (ii) to make all decisions relating to the distribution of any amounts payable or distributable to the Stockholders hereunder, (iii) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify Barnabus Indemnitees pursuant to Section 11 hereof, (iv) to give and receive all notices, receipts, directions and certificates required to be given under the Agreement, (v) to receive executed copies of Related Agreements at the Closing, (vi) to designate a director nominee pursuant to Section 7.6, (vii) to take any action necessary in connection with the registration of Barnabus Common Shares pursuant to the Registration Rights Agreement and (viii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement.

            (c) In the event that the Stockholders' Representative becomes unable to perform its responsibilities hereunder or resigns from such position, the Stockholders who held on the Closing Date a majority of the Company Common Shares as set forth on Schedule I attached hereto shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

            (d) All decisions and actions by the Stockholders' Representative, including, without limitation, any agreement between the Stockholders' Representative and Barnabus, Exchangeco and the Company relating to the determination of the Final Purchase Price, the purchase price adjustments pursuant to Section 2.5, or the defense or settlement of any claims for which the Stockholders may be required to indemnify Barnabus or Exchangeco pursuant to
Section 11 hereof, shall be binding upon and inure to the benefit of all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

            (e) By their execution of this Agreement, the Stockholders agree that:

                  (i) Barnabus, Exchangeco and the Company shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the Final Purchase Price, the purchase price adjustments pursuant to Section 2.5 or the settlement of any claims for indemnification by Barnabus or Exchangeco pursuant to Section 11 hereof or any other actions required to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Barnabus, Exchangeco or the Company for any action taken by Barnabus, Exchangeco or the Company in reliance upon the instructions or decisions of the Stockholders' Representative;

                  (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon and inure to the benefit of all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

                  (iii) the provisions of this Section 2.7 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

                  (iv) the provisions of this Section 2.7 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

                  (v) each of the Stockholders, other than Norman Dodd and the Dodd Family Trust, severally agree to indemnify and hold harmless the Stockholders' Representative for any and all claims to which the Stockholders' Representative may become subject, insofar as such claims relate to, are caused by, result from, arise out of, are based upon, directly or indirectly, or as a consequence of, any decisions made, any action taken, any notices given or received by the Stockholders' Representative in such capacity and as contemplated hereunder, provided that the Stockholders' Representative acts honestly and in good faith.

            (f) All reasonable fees and expenses incurred by the Stockholders' Representative shall be paid by the Stockholders in proportion to their ownership of Company Common Shares as set forth on Schedule I attached hereto.

      2.8 Dispute Resolution. If there shall arise a dispute relating to the post-closing adjustments described in Section 2.5, the disputing party shall notify the other parties in writing of such dispute and the grounds therefor, and the parties agree to use commercially reasonable efforts to resolve any such disputes within thirty (30) days after receipt of such notice. If the parties are unable to obtain a final resolution of the dispute within such thirty (30) days, then Barnabus and the Stockholders' Representative shall each designate and appoint an outside independent certified public accountant to represent that party (collectively, the "Dispute Resolution Accountants"). Barnabus and the Stockholders' Representative will direct the Dispute Resolution Accountants to render a determination within thirty (30) days of their retention and the parties will cooperate with the Dispute Resolution Accountants during their engagement. The Dispute Resolution Accountants will consider only those items and amounts that the parties are unable to resolve. The Dispute Resolution Accountants' determination will be based on such review as the Dispute Resolution Accountants deem necessary to make their determination, and on the definitions contained herein. The parties agree to assist the Dispute Resolution Accountants in providing any information reasonably necessary to the determination of the disputed matter. If the Dispute Resolution Accountants resolve the dispute within thirty (30) days of retention, their decision on the dispute shall be conclusive and binding upon the parties. If the Dispute Resolution Accountants are unable to resolve the dispute within such thirty-day period, then the Dispute Resolution Accountants shall select and agree upon a third outside independent certified accountant who shall act as an arbiter on the dispute. The third independent accountant shall confer with the Dispute Resolution Accountants and, within fifteen (15) days of appointment, shall render a final decision on the dispute that shall be conclusive and binding upon the parties. The costs, expenses and fees of the independent accountant (a) appointed by Barnabus shall be borne by Barnabus, (b) appointed by the Stockholders' Representative shall be borne by the Stockholders, and (c) selected by the Dispute Resolution Accountants shall be borne by the party that does not prevail in substantial part as determined by the independent accountants.

      2.9 Joint Tax Election. Each Canadian Stockholder and Exchangeco agree to file a joint election under subsection 85(1) of the Tax Act in prescribed form and within the prescribed time period, electing to transfer the Company Common Shares owned by such Canadian Stockholder at an amount equal to the cost to the such Canadian Stockholder of such Company Common Shares for the purposes of the Tax Act immediately before Closing (or at such other amount as the Canadian Stockholder may determine). The parties agree to file corresponding joint elections under any applicable provincial taxing statutes. Such tax elections shall be prepared by accountants chosen by the Stockholders' Representative based on information provided by the Canadian Stockholders. The fees and expenses of such accountants shall be paid by the Canadian Stockholders.

                 SECTION 3 REPRESENTATIONS OF THE STOCKHOLDERS
                              REGARDING THE SHARES

      Except as set forth on the disclosure schedule delivered by the Stockholders' Representative to Barnabus and Exchangeco on the date hereof, as supplemented or modified prior to the Closing (the "Stockholders Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, each Stockholder severally hereby makes the following representations and warranties to Barnabus and Exchangeco with respect to themselves only and not with respect to any other
Stockholder:

      3.1 Title to Shares. Such Stockholder is the sole record and beneficial owner of all the Company Common Shares that are to be acquired by Exchangeco from such Stockholder, and upon transfer of such Company Common Shares to Exchangeco, Exchangeco will acquire all rights of such Stockholder in such Company Common Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, Liens, charges, and adverse claims or rights whatsoever. Schedule I sets forth a true and correct description of all Company Common Shares owned by such Stockholder as of the date hereof, which are to be acquired by Exchangeco.

      3.2 Authority to Execute and Perform Agreements. Such Stockholder has the full right, power, authority and capacity to enter into, execute and deliver this Agreement and each of the Related Agreements to which such Stockholder is or is to become a party, and to transfer, convey and sell to Exchangeco at the Closing the Company Common Shares to be sold by such Stockholder hereunder and otherwise to perform fully its, his or her obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes, and the Related Agreements will constitute, the valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms. If such Stockholder is not a natural person, such Stockholder is duly organized, validly existing and in good standing under the Laws pursuant to which such Stockholder was organized.

      3.3 No Conflict. Such Stockholder is not a party to, subject to or bound by any Order that would prevent the execution or delivery of this Agreement or any Related Agreements by such Stockholder or the transfer, conveyance and sale of the Company Common Shares to be sold by such Stockholder to Exchangeco pursuant to the terms hereof.

      3.4 No Breach. The execution, delivery and performance by such Stockholder of this Agreement and the Related Agreements, and the consummation by such Stockholder of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both (a) violate the provisions of any Law applicable to such Stockholder; (b) violate any Order applicable to such Stockholder; (c) require on the part of such Stockholder any filing with, or any permit, authorization, consent or approval of, any Governmental Entity; or (d) if such Stockholder is not a natural person, contravene, conflict with or result in a violation of (A) any provision of any organizational document of such Stockholder or (B) any resolution adopted by the board of directors, managers, stockholders, beneficiaries, trustees or partners of such Stockholder.

      3.5 Purchase Entirely for Own Account. Such Stockholder acknowledges that this Agreement is entered into by Barnabus and Exchangeco in reliance upon such Stockholder's representation to Barnabus and Exchangeco that the Securities will be acquired for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Stockholder further represents that such Stockholder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.

      3.6 Disclosure of Information. Such Stockholder believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Such Stockholder further represents that it has had an opportunity to ask questions and receive answers from Barnabus and Exchangeco regarding the terms and conditions of the offering of the Securities.

      3.7 Investment Experience. Such Stockholder can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Stockholder also represents it has not been organized solely for the purpose of acquiring the Securities.

      3.8 Risk. Such Stockholder realizes that such Stockholder's acquisition of the Securities will be a highly speculative investment and that such Stockholder is able, without impairing such Stockholder's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on such Stockholder's investment.

      3.9   Accredited Investor.

            (a) Except as otherwise set forth on Section 3.9 of the Shareholder Disclosure Schedule, such Stockholder, if a U.S. Person, is an "accredited investor" within the definition set forth in Rule 501(a) under the Securities Act.

            (b) If such Stockholder's address given on the Company Secretary's Certificate, which will be delivered to Barnabus on or prior the Closing (the "Address Certificate"), is in the United States, such Stockholder represents that it, he or she is a U.S. Person, that it, he or she resides at that address and that such Stockholder made its, his or her investment decision at that address.

            (c) Such Stockholder, if a Canadian Stockholder, is not a non-resident of Canada as defined in the Tax Act.

            (d) If such Stockholder's address given on the Address Certificate is not in the United States, such Stockholder represents that it, he or she is not a U.S. Person, that it, he or she resides at the address and that such Stockholder made its, his or her investment decision at that address and represents that:

                  (i) Such Stockholder is not acquiring the Securities for the account or benefit of a U.S. Person; and no offer relating to the Securities was made to such Stockholder in the United States and, at the time of execution by such Stockholder of this Agreement, such Stockholder will be outside the United States. For purposes of this Section 3.9, "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

                  (ii) Such Stockholder agrees that it, she or he will resell the Securities in accordance with the Support Agreement or the Exchange Rights Agreement only in accordance with Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and as permitted under applicable Canadian Securities Laws; and further agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

            (e) Such Stockholder acknowledges that Barnabus and Exchangeco are relying upon the representations and warranties of such Stockholder.

      3.10  Restricted Securities.

            (a)   Such Stockholder understands that:

                  (i) The Securities have not been registered under the Securities Act by reason of their issuance in a transaction either (A) exempt from the registration requirements of Rule 505 or 506 promulgated under the Securities Act, or (B) meeting the requirements of Regulation S under the Securities Act;

                  (ii) The Securities must be held indefinitely unless a subsequent disposition thereof (A) is registered or otherwise made in compliance with the Securities Act and is permitted under applicable Canadian Securities Laws or (B) is exempt from such registration and permitted under Canadian Securities Laws, and (except for exchange of Exchangeable Shares) such Stockholder has notified Barnabus of the proposed disposition and has furnished Barnabus with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by Barnabus, such Stockholder shall have furnished Barnabus with an opinion of counsel, reasonably satisfactory to Barnabus, that such disposition will not require registration of such Securities under the Securities Act or any other applicable securities laws; and (iii) Barnabus will make a notation on its transfer books to such effect and Barnabus shall refuse to register any transfer that is not made in accordance with the terms hereof. Such Stockholder understands that Barnabus Common Shares issued hereunder and Barnabus Common Shares issuable upon exchange of the Exchangeable Shares are characterized as "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Stockholder understands that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of sale of such Barnabus Common Shares to such Stockholder, and even then will not be available unless (i) a public trading market then exists for Barnabus Common Shares, (ii) adequate current public information concerning Barnabus is then available to the public, (iii) the Stockholder has been the beneficial owner of and has paid the full purchase price for Barnabus Common Shares at least one (1) year prior to the sale and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of Barnabus Common Shares may be made by such Stockholder only in limited amounts in accordance with such terms and conditions, as amended from time to time.

            (b)   Such Stockholder, if a Canadian Stockholder, understands that:

                  (i) Neither Barnabus nor Exchangeco is a reporting issuer in any jurisdiction in Canada and that the Securities are being issued in a transaction exempt from the requirement to file a prospectus under Canadian Securities Laws; and

                  (ii) The Securities being issued hereunder must be held indefinitely unless a subsequent disposition thereof (A) is registered or otherwise made in compliance with the Securities Act and is permitted under applicable Canadian Securities Laws or (B) is exempt from such registration requirement and is permitted under applicable Canadian Securities Laws, and (except for exchange of Exchangeable Shares) such Stockholder has notified Exchangeco of the proposed disposition and has furnished Exchangeco with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by Exchangeco, such Stockholder shall have furnished Exchangeco with an opinion of counsel, reasonably satisfactory to Exchangeco, that such disposition will not require registration of such shares under the Securities Act or any other applicable securities laws; and Exchangeco will make a notation on its transfer books to such effect.

      3.11 Legends. Such Stockholder understands that, in addition to any legend setting forth transfer restrictions under Canadian Securities Laws, each certificate evidencing the Securities issued hereunder shall bear a legend substantially similar to the following:

            (a)   If the Stockholder is a U.S. Person:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT IN COMPLIANCE WITH THE ACT, IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS."

            "THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

            (b)   If the Stockholder is not a U.S. Person:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT IN COMPLIANCE WITH REGULATION S UNDER THE ACT, IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

            (c)   If the Stockholder holds Exchangeable Shares:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN ISSUED PURSUANT TO A PROSPECTUS UNDER THE SECURITIES ACT (ONTARIO) (THE "ONTARIO ACT") OR OTHER PROVINCIAL SECURITIES LAWS.

            (d) Whether or not such Stockholder is a U.S. Person, any other legend required by applicable Law.

      3.12 No Finder's Fee. No broker, finder, agent or similar intermediary has acted on behalf of such Stockholder in connection with this Agreement, any Related Agreement or the transactions contemplated hereby or thereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith or therewith based on any agreement, arrangement or understanding with such Stockholder or any action taken by or on behalf of such Stockholder.

              SECTION 4 REPRESENTATIONS AND WARRANTIES OF COMPANY

      Except as set forth on the disclosure schedule delivered by the Company to Barnabus and Exchangeco on the date hereof, as supplemented or modified prior to the Closing (the "Company Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer (provided that all information disclosed herein as an exception to any section shall be deemed disclosed under and incorporated into each other section of this Agreement to the extent that a reasonable person reading the exception to the first section would be able to reasonably infer from the information set forth therein that such information reasonably relates to the disclosures described in the second section), the Company and the Principal Stockholders hereby, jointly and severally, make the following representations and warranties to Barnabus and Exchangeco:

      4.1   Organization and Qualification; Records.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. The Company is qualified to transact business in the Province of Ontario.

            (b) The Company has previously provided to Barnabus true and complete copies of its articles of incorporation and by-laws as presently in effect, and the Company is not in default in the performance, observation or fulfillment of any provision of its charter or by-laws. The minute books of the Company, copies of which have been provided to Barnabus, contain true and complete records of all meetings and written resolutions in lieu of meetings of the board of directors (and any committees thereof) and of the stockholders of the Company since the time of the Company's incorporation and accurately reflect all transactions referred to in such minutes and written resolutions in lieu of meetings. The stock record books of the Company, a copy of which the Company previously has delivered to Barnabus, are true and complete and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. The books of account, ledgers, order books, records and documents of the Company accurately reflect all material information relating to the Company's business, the nature, acquisition, maintenance, location and collection of its assets and the nature of all transactions giving rise to its obligations and accounts receivable.

      4.2 Authority to Execute and Perform Agreements. The Company has the corporate power and authority to enter into, execute and deliver this Agreement and all Related Agreements and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company. No other action on the part of the Company is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      4.3   Capitalization.

            (a) The Company is authorized to issue an unlimited number of Company Common Shares of which 11,425,770 Company Common Shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding Company Common Shares are duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights.

            (b) Except for the Company Common Shares indicated as issued and outstanding on the date of this Agreement in Section 4.3(a), there are not as of the date hereof, and there will not be on the Closing Date, any other common shares, preferred shares or any other capital shares of the Company issued and outstanding.

            (c) The Company's authorized capital stock consists solely of Company Common Shares described in Section 4.3(a). Except as disclosed on
Section 4.3 of the Company Disclosure Schedule, there are not as of the date hereof, and there will not be on the Closing Date, authorized or outstanding any subscriptions, options, conversion, pre-emptive or exchange rights, warrants, repurchase or redemption agreements, registration rights agreements or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of the Company or obligating the Company to register any of the Company's securities under the U.S. securities laws or file a prospectus under Canadian securities laws or obligating the Company to grant, extend or enter into any such agreement. Except as disclosed on Section 4.3 of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company.

            (d) The Company has no outstanding bonds, debentures, notes or other Indebtedness that have the right to vote on any matters on which stockholders may vote.

            (e) All of the outstanding securities of the Company were offered, issued and sold in compliance with all applicable U.S. federal, Canadian, state and provincial securities laws.

      4.4   Company Affiliates, Subsidiaries and Joint Ventures.

            (a)   The Company has no affiliates.

            (b)   The Company has no Subsidiaries.

            (c)   The Company holds no interests in a Joint Venture.

      4.5 Financial Statements. The Company has previously delivered to Barnabus the Company Financial Statements. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and present fairly the financial position and the results of operations of the Company as of the dates and for the periods indicated, in each case in accordance with Canadian GAAP (except for the notes), consistently applied throughout the periods involved except as otherwise stated therein. Section 4.5 of the Company Disclosure Schedule correctly identifies all outstanding Indebtedness of the Company as of the date hereof and will reflect all outstanding Indebtedness of the Company as of the Closing Date.

      4.6   Absence of Undisclosed Liabilities. Except as disclosed on Section
4.6 of the Company Disclosure Schedule, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the Company Financial Statements that were not adequately reflected or reserved against on such Company Financial Statements. The Company has no liabilities of any nature in an amount greater than CDN $10,000, whether accrued, absolute, contingent or otherwise, other than liabilities (i) adequately reflected or reserved against on such Company Financial Statements, (ii) included in Section 4.6 of the Company Disclosure Schedule or (iii) incurred since September 30, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, have a Company Material Adverse Effect.

      4.7 Absence of Adverse Changes. Since September 30, 2005, except as disclosed in Section 4.7 of the Company Disclosure Schedule, there has not been:

            (a)   any Company Material Adverse Effect;

            (b) any redemption or other acquisition of any capital stock of the Company or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of the Company;

            (c) any entering into or granting by the Company of any new employment agreement, any new employee benefit, deferred compensation or other similar employee benefit arrangement, or any new consulting arrangement and any grant of any severance or termination rights to any director, officer or employee of the Company or any increase in benefits payable under existing severance or termination pay policies or employment agreements;

            (d) any making by the Company of any loan or advance to any Stockholder, officer, director or consultant (other than expense advances made in the ordinary course of business consistent with past practice), or any other loan or advance otherwise than in the ordinary course of business consistent with past practice;

            (e)   any waiver of any valuable right under contract or Law;

            (f)   any issuance of any stock, bond or other corporate security;

            (g)   any incurrence of Indebtedness;

            (h) any incurrence of mortgage, pledge, encumbrance or Lien on any of its assets, tangible or intangible;

            (i) any amending of the articles of incorporation or the by-laws of the Company;

            (j) any discharge or satisfaction of any encumbrance or liability other than those then required to be discharged or satisfied, or any payment of obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than capitalized leases, current liabilities shown on the Company Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practice;

            (k) any acquisition or disposition of any assets (or any contract or arrangement therefor) in excess of CDN $10,000 or any other material transaction by the Company or otherwise than for fair value in the ordinary course of business consistent with past practice;

            (l) any failure to pay accounts payable or other liability exceeding CDN $10,000 in any single instance, when such account payable or liability became due and payable; or

            (m) any transaction, contract or commitment other than in the ordinary course of business consistent with past practice.

      4.8   Compliance with Laws.

            (a) Except as set forth on Section 4.8 of the Company Disclosure Schedule, on the date hereof, after giving effect to the transactions contemplated by this Agreement and the Related Agreements, the Company and its employees have and will have all licenses, permits, franchises, orders or approvals of any Governmental Entity which are material to the conduct of its business (collectively, "Permits"); such Permits are and shall be in full force and effect; and no proceeding is or will be pending or, to the best knowledge of the Company, threatened to revoke or limit any Permit. Each jurisdiction in which the Company and/or its employees have obtained such Permits, and the names of the owners of such Permits, the types of Permits, and dates of expiration of such Permits are listed in Section 4.8(a) of the Company Disclosure Schedule.

            (b) The Company is not in violation of and has no liabilities, whether accrued, absolute, contingent or otherwise, under any Law of any Governmental Entity, and the operations of the Company have been and are now conducted in compliance with all applicable Laws of each jurisdiction in which the Company carries on or has carried on business, including all federal, provincial, state, municipal or other laws governing the collection, use, disclosure and storage of information relating to identifiable individuals, including the Personal Information Protection and Electronic Documents Act (Canada), except for violations of or liabilities under any of the foregoing which could not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. During the last three years, the Company has not received notice of, and there has not been any citation, fine, or penalty imposed against the Company for, any such violation or alleged violation.

            (c) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, or established or maintained any unlawful or unrecorded funds in violation of any domestic or foreign law. Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company, has accepted or received any unlawful contributions, payments, gifts or expenditures.

      4.9 Actions and Proceedings. Section 4.9 of the Company Disclosure Schedule sets forth a list and description of all actions, suits, investigations or claims or legal, administrative or arbitration proceedings to which the Company has been a party since the date of its incorporation. There are no outstanding Orders of any Governmental Entity against the Company or any of its assets or properties, or, to the best of its knowledge, against any of its directors, officers, employees or securities. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its securities, assets or properties. To the best knowledge of the Company, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that, individually or in the aggregate, could be reasonably expected to have a Company Material Adverse Effect or interfere with the Company's ability to consummate the transactions contemplated hereby or to conduct the business of the Company in substantially the same manner in which the Company has conducted its business prior to the Closing Date. The foregoing includes, without limitation, actions pending or, to the best knowledge of the Company, threatened, involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information, know-how, creations, techniques or intellectual property allegedly proprietary to any of their former employers or other Persons, or their obligations under any agreements with prior employers or other Persons. Except as disclosed on Section 4.9 of the Company Disclosure Schedule, the Company has not been a party to any individual action, suit, investigation or claim or legal, administrative or arbitration proceeding in which the Company has settled, received a judgment or otherwise incurred liability in an individual amount in excess of CDN $25,000. There is no action, suit or proceeding by the Company currently pending or which the Company presently intends to initiate.

      4.10  Contracts and Other Agreements.

            (a) Section 4.10 of the Company Disclosure Schedule sets forth a list of the following contracts and other agreements to which the Company is a party or by which it or its assets or properties are bound or subject:

                  (i) any agreement or series or related agreements that requires aggregate expenditures by the Company in any one year of more than CDN $10,000;

                  (ii) any agreement with or for the benefit of any current or former officer, director, Stockholder, employee or consultant of the Company;

                  (iii) any agreement with any labor union or association representing any employee of the Company;

                  (iv) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding Indebtedness, obligations or liabilities for borrowed money;

                  (v)   any agreement of surety, guarantee or indemnification;

                  (vi) any agreement that limits or restricts the Company or any of its affiliates or successors in competing or engaging in any line of business, in any geographic area or with any Person;

                  (vii) any agreement granting to the Company the right to use, or restricting the right of the Company to use any Company Proprietary Right;

                  (viii) an assignment or license of any Company Proprietary Right;

                  (ix) any agreement with any customer, supplier or other party for the sharing of fees, the rebating or discounting of charges, the provision of free or underpriced services or other similar arrangements;

                  (x) any interest rate, equity or other swap or derivative instrument;

                  (xi) any agreement for the sale of any of the assets or properties of the Company other than in the ordinary course of business consistent with past practice or for the grant to any Person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

                  (xii) any agreement in which the Company is the purchaser of goods or services that could result in the Company or an assignee of the Company incurring a liability, premium or penalty upon cancellation (whether or not such liability, premium or penalty can be avoided by notice or other action);

                  (xiii) any agreement requiring the payment to any Person of a commission or fee other than in the ordinary course of business consistent with past practice;

                  (xiv) any agreement with any customer, supplier or other party that involves, in the aggregate, more than CDN $10,000 in any one year;

                  (xv) any lease, sublease or other agreement under which the Company is lessor or lessee of any real property; or

                  (xvi) any other material agreement, contract or arrangement to which the Company is a party.

True and complete copies of all the contracts set forth on the Company Disclosure Schedule have been furnished to Barnabus. All such contracts and other agreements are valid, subsisting, in full force and effect, binding upon the Company, and, to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and, except as disclosed in
Section 4.10(a) of the Company Disclosure Schedule, the Company has paid in full or accrued all amounts now due from it thereunder, and has satisfied in full all of its liabilities and obligations thereunder that are presently required to be satisfied and is not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Such contracts are not automatically void or terminable by the other party as a result of the entrance by the Company into this Agreement or the consummation of the transactions contemplated hereby or by the Related Agreements.

            (b) Except as otherwise disclosed on Section 4.10(b) of the Company Disclosure Schedule, no stockholder, officer, director or Key Employee of the Company nor any "affiliate" or "associate" of such Persons (herein, a "Related Party") is a party to any material agreement with the Company, including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party. Except as disclosed in Section 4.10(b) of the Company Disclosure Schedule, no employee of the Company or any Related Party is indebted to the Company and the Company is not indebted to any of its employees or any Related Party.

      4.11  Title to Properties; Absence of Liens and Encumbrances.

            (a) The Company does not own, and has never owned, any real property or any buildings or other structures nor has options or any contractual obligations to purchase or acquire any interest in real property. Section 4.11(a) of the Company Disclosure Schedule lists all real property leases to which the Company is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event that with notice or lapse of time, or both, would constitute a default) that could reasonably be expected to have a Company Material Adverse Effect.

            (b) The Company is the sole legal and beneficial owner of and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, and such properties and assets, as well as all other properties and assets of the Company, whether tangible or intangible, are free and clear of any Liens, except as reflected in the Company Financial Statements or in Section 4.11(b) of the Company Disclosure Schedule and except for Liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, that are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, and that have arisen in the ordinary course of business and shall be removed within a reasonable period. Such properties and assets, and interests in properties and assets, comprise all properties, assets and interests necessary or useful to operate the Company's business in the same manner as it has been operated by the Company in the past. All machinery, furniture and equipment which is necessary to the business of the Company is in good condition and repair except for ordinary and reasonable wear and tear, and all leases of real or personal property to which the Company is a party are fully effective and, to the best knowledge of the Company, afford the Company peaceful and undisturbed possession of the subject matter of the lease subject to the terms of such lease. The Company is not in violation of any zoning, planning, building or safety ordinance, regulation or requirement or other Law applicable to the operation of owned or leased properties, except for violations of or liabilities under any of the foregoing which could not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and the Company has not received any notice of any such violation.

      4.12 Intellectual Property. Section 4.12 of the Company Disclosure Schedule contains an accurate and complete list of all U.S., Canadian and foreign:

            (a) issued patents, pending patent applications (whether provisional or regular), approved patents, and invention disclosures awaiting filing if such filing is reasonably anticipated at the date hereof;

            (b) registered trademarks and service marks, pending trademark and service mark applications and unregistered trademarks and service marks;

            (c)   registered copyrights and pending copyright applications, and

            (d) domain names, Universal Resource Locators and sites maintained on the World Wide Web,

that constitute all of the Company Proprietary Rights (as defined below) owned or used by or licensed to the Company for which intellectual property protection has been, or is in the course of being, applied for or registered (other than in respect of unregistered trademarks), together with the name of the owner of each thereof, and the country and the serial number, if applicable.

Other than as set out in the Section 4.12 of the Company Disclosure Schedule:

            (e) The Company owns all right, title and interest in and to the Company Proprietary Rights listed in the Company Disclosure Schedule and owns or is licensed to use, or otherwise has the full right to use, all other Company Proprietary Rights. The Company Proprietary Rights not owned by the Company are not material to the operation of the business of the Company and/or in the development of its products, or if material, can be easily replaced on commercially reasonable terms. The Company has all of the rights required for the use of the Company Proprietary Rights as such Company Proprietary Rights are used in the conduct of its business. The conduct of the Company's business, as presently conducted and as presently proposed to be conducted as set forth in the Business Plan, does not require the use of the Intellectual Property rights of any other Person that are not available in the ordinary course of business on commercially reasonable terms. The Company Proprietary Rights do not contain, embody or use or require for its full and proper operation, any Intellectual Property owned by another person. The Company Proprietary Rights are free and clear of any Liens and free from any legal or contractual obligations to make any past, present or future payments, charges or fees or conditions, rights or restrictions.

            (f) To the best knowledge of the Company, no Company Proprietary Right infringes upon any Intellectual Property rights owned or held by any other Person.

            (g) The rights of the Company in and to all Company Proprietary Rights are valid and enforceable and are not subject to any Taxes, maintenance fees or actions falling due within ninety (90) days.

            (h) No Company Proprietary Right is subject to any outstanding lien, judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any governmental authority, nor is there (or has there been) pending or, to the best knowledge of the Company, threatened, any action, suit, proceeding, appeal, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation relating to any Company Proprietary Right (including any interference, reissue, reexamination or opposition proceeding or proceeding contesting the rights of the Company to any Company Proprietary Right or the ownership, use, enforceability or validity of any Company Proprietary Right).

            (i) To the best knowledge of the Company, there is no infringement, misappropriation or unauthorized use of any Company Proprietary Right by any party or Person.

            (j) No rights or licenses (or options to acquire such rights or licenses) to any Company Proprietary Right have been granted by the Company to any Person.

            (k) The Company has not covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any Company Proprietary Right.

            (l) All Company Proprietary Rights owned by the Company were developed entirely by employees of the Company during the time they were employees of the Company and within the scope of his or her employment such that, in accordance with applicable Law, all Company Proprietary Rights arising therefrom became the exclusive property of the Company or by consultants of the Company pursuant to written agreements assigning all Company Proprietary Rights arising therefrom to the Company. No Company Proprietary Right was developed by any employee prior to the commencement of such persons' employment or engagement with the Company. Each employee of the Company who commenced work prior to assigning all of his or her right, title and interest in and to the Company Proprietary Rights has subsequently duly and irrevocably assigned to the Company all of his or her right, title and interest in and to the Company Proprietary Rights (the "Prior Work") and has waived all of his or her rights, including any moral rights where applicable, to such Prior Work. To the knowledge of the Company after due inquiry, each such employee had no obligations to, or contractual arrangements with, any Person at the time of the creation of the Prior Work which might in any manner conflict with, or call into question, the Company's sole ownership of the Prior Work or the Company Proprietary Rights.

            (m) The Company has complied in all material respects with the intellectual property laws of each jurisdiction in which any of the Company Proprietary Rights is in use (including payment of filing, examination, and maintenance fees and proofs of working or use).

            (n) The Company has not sold, assigned, exclusively licensed or otherwise transferred any Company Proprietary Rights developed or acquired by the Company.

            (o) No Company Proprietary Right has been abandoned or has expired for non-payment of maintenance fees or failure to respond to administrative deadlines.

            (p) The Company has taken commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect the Company's right, title and interest in and to all Company Proprietary Rights. All employees, agents, consultants and other representatives of the Company who have access to confidential or proprietary information of the Company have a legal obligation of confidentiality to the Company with respect to such information.

            (q) The Company is not aware of any basis for any claim by any third party that the business of the Company infringes upon the Intellectual Property of others, nor has the Company received any notice or claim of infringement from any third party.

            (r) The Company has the unencumbered right to sell its products and services free from any royalty or other obligations to third parties.

            (s) To the best knowledge of the Company, none of the activities of the employees of the Company on behalf of the Company violates any agreement or arrangement that any such employees have with former employers.

            (t) To the best knowledge of the Company, none of its officers, consultants or technical employees knows of any prior art that is material to any of its Company Proprietary Rights that has not been disclosed in a timely manner to the United States or Canadian patent office.

            (u) To the best knowledge of the Company, there has been no public disclosure, sale or offer for sale of any invention forming a part of the Company Proprietary Rights, directly or indirectly derived from the inventor(s) (such as a non-confidential publication or presentation by an inventor, employee, officer, director or other representative of the Company) that may affect the Company's ability to obtain or sustain valid patent rights to such invention. Without limiting the foregoing, the Company is not aware of any public disclosure, sale or offer for sale dated prior to a date of filing (past or future) of a first-ever application for patent for such invention in the case where the Company Proprietary Rights include a patent application (in preparation or filed) or patent for such invention in or for a country other than Canada and the United States. Further without limiting the foregoing, the Company is not aware of any public disclosure, sale or offer for sale dated more than one year prior to a date of filing (past or future) of a first application for patent for any invention in or for Canada and more than one year prior to a date of filing of a first application for patent for the invention in or for the United States.

            (v) To the best knowledge of the Company, there is no publication, such as a patent, published or laid-open patent application, journal article, catalogue, promotion, or specification, of another Person that may prevent the Company from obtaining or sustaining valid patent rights to any of the Company Proprietary Rights. (w) The Company has not obtained and is not aware of any professional opinion, such as the opinion of a patent agent or patent attorney, whether preliminary in nature or in any other manner qualified, relating to the ability of the Company to obtain or sustain valid patent rights to any invention.

            (x) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's ownership or right to use any of the Intellectual Property which is necessary for the conduct of the Company's business as currently conducted.

For the purposes of this Section 4.12, the following term shall have the following meaning:

"Company Proprietary Rights" means all Intellectual Property that is comprised in the Company's products, and all material Intellectual Property that the Company requires for the conduct of its business as it is currently conducted and as it is presently proposed to be conducted as set forth in the Business Plan.

      4.13 Insurance. Section 4.13 of the Company Disclosure Schedule sets forth a true and complete list of all policies or binders of fire, general liability, product liability, errors and omissions, worker's compensation, vehicular, directors' and officers', key person life and other insurance held by or on behalf of the Company. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Company and are in conformity with the requirements of all leases or other agreements to which the Company is a party and, to the best knowledge of the Company, are valid and enforceable in accordance with their terms. The Company is not in default with respect to any provision contained in such policy or binder nor has the Company failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Company has not received notice of cancellation or non-renewal of any such policy or binder.

      4.14 Supplier and Other Relationships. The Company's relationships with its suppliers, distributors, licensors and licensees are generally good commercial working relationships. No such entity has canceled or otherwise terminated its relationship with the Company or has, during the last twelve months, materially altered its relationship with the Company. The Company does not know of any plan or intention of any such entity, and has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially modify its relationship with the Company.

      4.15 Accounts and Notes Receivable. Subject to any reserve set forth on the Company Financial Statements for doubtful accounts, all accounts and notes receivable reflected on the Company Financial Statements and all accounts and notes receivable arising subsequent to September 30 2005, have arisen in the ordinary course of business of the Company, represent valid and enforceable obligations due to the Company, have been and are subject to no set-off or counter-claim that has been asserted or to the best knowledge of the Company, threatened, and have been collected or, to the best knowledge of the Company, are fully collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof in accordance with their terms.

      4.16 Inventory. All inventory of the Company required by Canadian GAAP to be reflected or disclosed in the Company Financial Statements is so reflected or disclosed, and all such inventory is and will be in good and merchantable condition and will be suitable and saleable or usable in the manufactured saleable finished goods in ordinary course of business consistent with past practice.

      4.17  Tax Matters.

            (a) All Tax Returns required to be filed on or before the date hereof by or with respect to the Company have been filed within the time and in the manner prescribed by Law. All such Tax Returns are true, correct and complete in all material respects, and all Taxes owed by the Company, whether or not shown on any Tax Return, have been paid when due. The Company files Tax Returns in all jurisdictions where it is required to so file, and, except as set forth in Section 4.17 of the Company Disclosure Schedule, no claim has ever been made by any taxing authority in any other jurisdiction that the Company is or may be subject to taxation by that jurisdiction. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

            (b) There are no Liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company, other than with respect to Taxes not yet due and payable.

            (c) No director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No U.S. federal, Canadian, state, provincial or local Tax audit or administrative or judicial Tax proceedings are currently pending or being conducted with respect to the Company, nor is the Company aware of any information that an audit by any tax authority may be forthcoming. No deficiency for any Taxes has been proposed in writing against the Company, which deficiency has not been paid in full. No issue relating to the Company or involving any Tax for which the Company might be liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, could reasonably be expected to result in a deficiency for Taxes of the Company for any subsequent period, and the Company knows of no other basis for the assertion of such a deficiency.

            (d) Section 4.17 of the Company Disclosure Schedule lists all U.S. federal, Canadian, state, provincial local, and foreign income Tax Returns filed with respect to the Company for taxable periods commencing on or after the date of incorporation of the Company, and indicates if any of those Tax Returns (if any) that have been audited, and indicates those Tax Returns (if any) that currently are the subject of audit. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period. No power of attorney granted by or with respect to the Company relating to Taxes is currently in force, and no extension of time for filing any Tax Return required to be filed by or on behalf of the Company is in force. The Company has delivered to Barnabus complete and correct copies of all income Tax Returns, audit reports and statements of deficiencies filed by or issued to or with respect to the Company (or, insofar as such items relate to the Company, by or to any Affiliated Group of which the Company was then a member).

            (e) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has, in accordance with Canadian GAAP, made due and sufficient accruals for such Taxes in the Company's books and records.

            (f) The Company has not been and is not currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable Law or regulation relating to the payment or withholding of Taxes, and all withholding and payroll Tax requirements required to be complied with by the Company up to and including the date hereof have been satisfied.

            (g) The Company is not and has not been a member of an Affiliated Group filing a consolidated income Tax Return. The Company has no liability for the Taxes of any other Person, as a transferee or successor, by contract, or otherwise. The Company is not and has never been a party to or bound by, nor does it have or has it ever had any obligation under, any Tax sharing agreement or similar contract or arrangement.

            (h) The Corporation is registered for purposes of the Excise Tax Act (Canada). The Corporation has complied on a timely basis with all registration, reporting, collection, remittance and other requirements in respect of all applicable sales and value-added Tax Laws, including the Excise Tax Act (Canada).

            (i) The Corporation has been, since its incorporation, a Canadian-controlled private corporation as defined for purposes of the Tax Act.

      4.18  Employee Benefit Plans.

            (a) Section 4.18 of the Company Disclosure Schedule sets forth a summary of each of the Plans.

            (b) The Company has delivered or made available to the Buyer current, accurate and complete copies of each Plan and copies of forms and notices used for each Plan that is a group health plan.

            (c) Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, Orders or governmental rules or regulations, and to the best knowledge of the Company, nothing has been done or not done with respect to any Plan that could result in any liability on the part of the Company. All reports, forms and notices required to be filed with respect to each Plan have been timely filed. All contributions, premiums and other amounts due to or in connection with each Plan under the terms of the Plan or applicable Law have been timely made, and provision has been made on the Company Financial Statements for such contributions, premiums and other amounts that were not due as of September 30, 2005 but were attributable to service before such date.

            (d) Except for continuation of health coverage to the extent required under any applicable Law or as otherwise set forth in this Agreement, there are no obligations under any Plan providing benefits after termination of employment.

            (e) Except as set forth on Section 4.18 of the Company Disclosure Schedule, the Company has not contracted with any "leased employee" or any "independent contractor".

            (f) Except for individual employment agreements, each Plan can be amended, modified or terminated without advance notice to or consent by any employee, former employee or beneficiary, except as required by Law.

            (g) Schedule II sets forth a true, correct and complete list of all Persons entitled to Employee Transaction Payments, and an itemized listing and description of all amounts due to such Persons.

      4.19  Employee Relations.

            (a) Section 4.19 of the Company Disclosure Schedule sets forth a complete list of employees of the Company, together with each employee's respective status (whether part or full time), annual salary and bonus for calendar years 2004 and 2005, and benefits (other than pursuant to one of the Plans identified in Section 4.18). The Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or consultants. Except as described in Section 4.19 of the Company Disclosure Schedule, upon termination of the employment of any employees, neither the Company, Exchangeco nor Barnabus shall be liable, by reason of the Stock Purchase or anything done prior to the Closing Date, to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with normal policies). True and complete information as to all current directors and executive officers of the Company including name, current job title and compensation for each of the last three years has been made available previously to Barnabus.

            (b) The Company (i) is in compliance in all material respects with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) is not liable for any arrears of wages, salaries, commissions, bonuses or other direct compensation for any services performed or amounts required to be reimbursed to any employees or consultants or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

            (c) No work stoppage or labor strike against the Company is pending or threatened. The Company is not involved in and, to the best knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee or any former employee, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, could reasonably be expected to result in material liability to the Company. The Company has not engaged in any unfair labor practices that, directly or indirectly, could reasonably be expected to result in material liability to the Company. The Company is not presently, and has not been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by the Company. No union organizing campaign or activity with respect to non-union employees of the Company is ongoing, pending or, to the best knowledge of the Company, threatened.

            (d) No employee or officer of the Company has given notice to the Company, nor is the Company otherwise aware, that any employee or officer intends to terminate his or her employment with the Company.

            (e) To the best knowledge of the Company: (a) no employee of the Company is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company because of the nature of the business presently conducted by the Company or presently proposed to be conducted by the Company as set forth in the Business Plan or any other reason, and the continued employment by the Company of its respective present employees will not result in any such violation

            (f) Except as described on Section 4.19 of the Company Disclosure Schedule, the Company is not a party to any agreement with any of its respective officers or employees with respect to such Person's employment. The Company has listed on Section 4.19 of the Company Disclosure Schedule all agreements of which it is aware after reasonable investigation to which any of its employees are party with respect to non-competition or assignments of proprietary rights to or non-use of proprietary information of third parties. Except as set forth in Section 4.19 of the Disclosure Schedule, all current and former employees, consultants, advisors and directors of the Company have entered into appropriate non-disclosure, confidentiality and non-competition agreements with the Company in the forms previously provided to counsel for Barnabus.

      4.20  Environmental Matters.

            (a) The Company has not violated, and is not in violation of, and has not been notified that it is in violation of, Environmental Law, and except in full compliance with Environmental Laws, has not generated, used, handled, transported or stored any Hazardous Materials or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of any Environmental Law at any site owned or operated by, or premises leased by, the Company during the period of the Company's ownership, operation or lease or, to the best knowledge of the Company, prior thereto, nor has there been or is there threatened any release of any Environmental Contaminants into, on, at or from any such site or premises, including without limitation into the ambient air, groundwater, surface water, soils or subsurface strata, during such period or, to the best knowledge of the Company, prior thereto in violation of any Environmental Law or that created or will create an obligation to report or respond in any way to such release. There is no underground storage tank or other container at any site owned or operated by, or premises leased by the Company or, to the best knowledge of the Company, on any site formerly owned or operated by, or premises formerly leased by, the Company.

            (b) The Company has not received notification in any form that, ' and the Company has no knowledge that, any site currently or formerly owned or operated by, or premises currently or formerly leased by, the Company is the subject of any U.S., Canadian, provincial or local or foreign civil, criminal or administrative investigation evaluating whether, or alleging that, any action is necessary to respond to a release or a threatened release of any Environmental Contaminant. No such site or premises is listed, or to the best knowledge of the Company, proposed for listing, on any governmental lists for Environmental Contamination remediation. The Company has not received written notification of, and the Company has no knowledge of, any potential responsibility of the Company pursuant to the provisions of (i) any U.S., Canadian, state, provincial, local, foreign or other Environmental Law, or (ii) any order issued pursuant to the provisions of any such Environmental Law with respect to Environmental Contaminants used, manufactured, generated, stored, or treated at, transported from, or disposed of on, any site currently or formerly owned or operated by, or premises currently or formerly leased by, the Company.

            (c) The Company has obtained all Permits required by Environmental Law necessary to enable it to conduct its business and is in compliance in all material respects with the Permits.

            (d) There is no environmental or health and safety matter that reasonably could be expected to have a Company Material Adverse Effect. The Company does not have any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials or release of Environmental Contaminant, spill control plans and all other material correspondence, documents or communications with any Governmental Entity or other entity regarding the foregoing.

      4.21 No Breach. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate any provision of the articles of incorporation or the by-laws of the Company, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, require any party's approval under, result in modification of, or otherwise give any other contracting party the right to terminate, accelerate obligations under or receive payment under or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Company is a party or to which it or any of its assets or properties is bound or subject, (iii) violate any Law or Order of any Governmental Entity applicable to the Company or by which any of its assets or properties is bound,
(iv) violate any Permit, (v) require any filing with, notice to, or permit, consent or approval of, any Governmental Entity, (vi) result in the creation of any Lien or other encumbrance on the assets or properties of the Company, or
(vii) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Entity. Except as set forth in
Section 4.21 of the Company Disclosure Schedule, the Company is not and will not be required to give any notice to or obtain any consent or waiver from any individual or entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid a modification or termination of, or a payment or default under, a contract or agreement with a third party.

      4.22 Bank Accounts and Powers of Attorney. Section 4.22 of the Company Disclosure Schedule identifies all bank accounts used in connection with the operations of the Company whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all Persons holding a power of attorney from the Company and a summary statement of the terms thereof. Except as disclosed in Section 4.22 of the Company Disclosure Schedule, the Company has not granted powers of attorney to any Person or entity.

      4.23 Full Disclosure. The representations and warranties of the Company contained in this Agreement and the Related Agreements do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. There is no fact known to the Company that has not been disclosed to Barnabus in this Agreement, the Related Agreements and the schedules hereto that is reasonably likely to have a Company Material Adverse Effect.

      4.24 No Finder's Fee. No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Company, or any action taken by or on behalf of the Company.

      4.25 No Change in Business. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, Barnabus and the Company shall have all rights that would permit them to conduct the business of the Company in substantially the same manner in which the Company has conducted its business prior to the Closing Date.

      4.26 Exempt Take-over Bid. The Company is not a reporting issuer in any jurisdiction of Canada, there is not a published market in respect of the Company Common Shares and the number of Stockholders is not more than 50.

              SECTION 5 REPRESENTATIONS AND WARRANTIES OF BARNABUS

      Except as set forth on the disclosure schedule delivered by Barnabus to the Company and the Principal Stockholders on the date hereof, as supplemented or modified prior to the Closing ("Barnabus Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer (provided that all information disclosed herein as an exception to any section shall be deemed disclosed under and incorporated into each other section of this Agreement to the extent that a reasonable person reading the exception to the first section would be able to reasonably infer from the information set forth therein that such information reasonably relates to the disclosures described in the second section), Barnabus hereby makes the following representations and warranties to the Company and the Stockholders:

      5.1   Organization and Qualification.

            (a) Barnabus is a corporation duly organized validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Barnabus is duly qualified to do business as a foreign corporation in California.

            (b) Barnabus has delivered to the Company copies of the articles of incorporation and the bylaws of Barnabus, as currently in effect and as they will be in effect at the Closing.

      5.2 Authority to Execute and Perform Agreement. Barnabus has the corporate power and authority to enter into, execute and deliver this Agreement and the Related Agreements, to perform fully its obligations hereunder and thereunder and to issue, sell and deliver Barnabus Common Shares being issued hereunder and to issue and deliver Barnabus Common Shares issuable upon the exchange of Exchangeable Shares. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Barnabus. This Agreement has been duly executed and delivered by Barnabus and constitutes a valid and binding obligation of Barnabus, enforceable against Barnabus in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      5.3   No Breach.

            (a) The execution, delivery and performance of this Agreement and the Related Agreements by Barnabus and consummation by Barnabus of the transactions contemplated hereby and thereby will not (i) violate any provision of the articles of incorporation or the by-laws of Barnabus, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Barnabus is party or to which it or any of its assets or properties is bound or subject, (iii) assuming that all consents, approvals and authorizations contemplated by Section 5.3(b) have been obtained and all filings described in such section have been made or will be duly made on a timely basis, violate any Law or Order of any Governmental Entity applicable to Barnabus or by which any of its assets or properties is bound or require any other filing with, notice to, or permit, consent or approval of, any Governmental Entity or (iv) result in the creation of any Lien or other encumbrance on the assets or properties of Barnabus.

            (b) The execution, delivery and performance of this Agreement and the Related Agreements by Barnabus and the consummation of the transactions contemplated hereby and thereby by Barnabus do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, under the Securities Act, the Exchange Act and the applicable "blue sky" laws and (ii) for applicable requirements, if any, under the Securities Act (Ontario) and any other Canadian securities rules, regulations, laws, national instruments or policies (the "Canadian Securities Laws") (all of which filings have been made by Barnabus or Exchangeco, other than those which are required to be made after the Closing and all such post-Closing filings will be duly made on a timely basis).

      5.4   Capitalization.

            (a) Barnabus is authorized to issue 1,125,000,000 Barnabus Common Shares, par value U.S. $0.001 per share, of which 49,823,540 Barnabus Common Shares were issued and outstanding on February 2, 2006. All of the issued and outstanding Barnabus Common Shares are duly authorized, validly issued, fully paid, non-assessable, and upon consummation of the transactions contemplated herein, the Barnabus Common Shares issued hereunder as the U.S. Share Consideration and the Barnabus Common Shares issuable upon exchange of the Exchangeable Shares are duly reserved, allotted, authorized and will be validly issued, fully paid, non-assessable and free and clear of all Liens. Subject to the accuracy of the representations and warranties of the Stockholders set forth in Section 3 hereof and the Company set forth in Section 4.26 hereof, the Barnabus Common Shares to be issued or issuable hereunder will be issued in a transaction exempt from registration under the Securities Act, all applicable "blue sky laws" and Canadian Securities Laws.

            (b) None of the outstanding equity securities or other securities of Barnabus was issued in violation of the Securities Act or any other Law. Except as shown on Section 5.4 of the Barnabus Disclosure Schedule or except as contemplated herein or in the Related Agreements, (i) there are no subscriptions, options, conversion, pre-emptive or exchange rights, warrants, repurchase or redemption agreements, registration rights agreements, or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, repurchased or redeemed, additional shares of the capital stock or other securities of Barnabus or obligating Barnabus to register any of Barnabus' securities under the U.S. securities laws or obligating Barnabus to grant, extend or enter into any such agreement; (ii) Barnabus does not own or have any contract or agreement to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as disclosed in the Barnabus Financial Statements.

            (c) Barnabus Common Shares issuable upon exchange of the Exchangeable Shares have been duly reserved for issuance, and upon issuance of such Barnabus Common Shares, such Barnabus Common Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Barnabus Common Shares and will be free and clear of all Liens imposed by or through Barnabus, other than as set forth in this Agreement, the Related Agreements, the articles of incorporation of Barnabus, as amended from time to time, or applicable securities laws.

            (d) Barnabus Common Shares issuable under Section 2.5 have been duly reserved for issuance, and upon issuance, such Barnabus Common Shares will be duly authorized, validly issued, fully paid and non-assessable shares and will be free and clear of all Liens imposed by or through Barnabus, other than as set forth in this Agreement, the Related Agreements, the articles of incorporation of Barnabus, as amended from time to time, or applicable securities laws.

      5.5 Barnabus Financial Statements. Barnabus has furnished the Company with true and complete copies of its audited financial statements as contained in Form 10KSB for the year ending May 31, 2005 and its interim financial statements as set forth on its Form 10QSB for the six-month period ending November 30, 2005. The Barnabus Financial Statements have been prepared in accordance with U.S. GAAP (except for the notes for unaudited financial statements) and present fairly in all material respects the consolidated financial position of Barnabus and the results of its consolidated operations as of the dates indicated and for the periods then ended, other than. Since November 30, 2005 there has been no material adverse change in the assets, liabilities, properties, business, operations or conditions (financial or otherwise) of Barnabus and its Subsidiaries and affiliates taken as a whole. Barnabus has disclosed to the Company the details of the Concurrent Financing, the proposed Additional Financing and the acquisition of Connect Renewable Energy, Inc., a Nevada corporation, and said transactions shall not be deemed give rise to a material adverse change in the assets, properties, business, operations or conditions (financial or otherwise) of Barnabus.

      5.6   SEC Documents.

            (a) All statements, reports, schedules, forms, exhibits and other documents required to have been filed by Barnabus with the SEC since the date of incorporation of Barnabus (the "SEC Documents") have been so filed and Barnabus is not delinquent in respect of any such required filings. Barnabus and its Subsidiaries are engaged only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description in all material respects of the business of Barnabus and its Subsidiaries, taken as a whole.

            (b) At the time of filing thereof, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Barnabus is not (with or without the lapse of time or the giving of notice, or both) in breach or default of any material contract and, to the best knowledge of Barnabus, no other party to any material contract is (with or without the lapse of time or the giving of notice, or both) in breach or default of any material contract. Neither Barnabus nor any Subsidiary has received any notice of the intention of any party to terminate any material contract.

            (c) Each registration statement and any amendment thereto filed by Barnabus since January 1, 2002 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      5.7 Intellectual Property. All Barnabus Proprietary Rights are currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. Except as listed on Section 5.7 of Barnabus Disclosure Schedule, no Barnabus Proprietary Rights has been or is now involved in any cancellation, dispute or litigation, and, to the best knowledge of Barnabus, no such action is threatened. Except as listed on Section
5.7 of Barnabus Disclosure Schedule, no patent of Barnabus or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

All of the licenses and sublicenses and consent, royalty or other agreements concerning Barnabus Proprietary Rights to which Barnabus or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of Barnabus or its Subsidiaries that are parties thereto and, to the best knowledge of Barnabus, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by Barnabus or any of its Subsidiaries under any such License Agreement.

Barnabus and its Subsidiaries own or have the valid right to use all of the Barnabus Proprietary Rights that is necessary for the conduct of Barnabus' and each of its Subsidiaries' respective businesses as currently conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Barnabus Proprietary Rights, other than licenses entered into in the ordinary course of Barnabus' and its Subsidiaries' businesses. Barnabus and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property used or held for use in the respective businesses of Barnabus and its Subsidiaries as currently conducted.

To the best knowledge of Barnabus, no Barnabus Proprietary Right infringes upon any Intellectual Property owned or held by any other Person. To the best knowledge of Barnabus, Barnabus Proprietary Rights are not being infringed by any other Person. Except as set forth on Section 5.7 of Barnabus Disclosure Schedule, there is no litigation or order pending or outstanding or, to the best knowledge of Barnabus, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Barnabus Proprietary Rights owned by any other Person, and, to the best knowledge of Barnabus, there is no valid basis for the same.

The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on Barnabus' or any of its Subsidiaries' ownership or right to use any of the Intellectual Property which is necessary for the conduct of Barnabus' and each of its Subsidiaries' respective businesses as currently conducted.

For the purposes of this Section 5.7, the following term shall have the following meaning:

"Barnabus Proprietary Rights" means all Intellectual Property that is comprised in the Barnabus' products (immediately prior to the acquisition of Connect Renewable Energy, Inc.), and all material Intellectual Property that Barnabus requires for the conduct of its business as it is currently conducted (immediately prior to the acquisition of Connect Renewable Energy, Inc.).

      5.8   Environmental Matters.

            (a) Barnabus has not violated, and is not in violation of, and has not been notified that it is in violation of, Environmental Law, and except in full compliance with Environmental Laws, has not generated, used, handled, transported or stored any Hazardous Materials or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of any Environmental Law at any site owned or operated by, or premises leased by, Barnabus during the period of Barnabus' ownership, operation or lease or, to the best knowledge of Barnabus, prior thereto, nor has there been or is there threatened any release of any Environmental Contaminants into, on, at or from any such site or premises, including without limitation into the ambient air, groundwater, surface water, soils or subsurface strata, during such period or, to the best knowledge of Barnabus, prior thereto in violation of any Environmental Law or that created or will create an obligation to report or respond in any way to such release. There is no underground storage tank or other container at any site owned or operated by, or premises leased by Barnabus or, to the best knowledge of Barnabus, on any site formerly owned or operated by, or premises formerly leased by, Barnabus.

            (b) Barnabus has not received notification in any form that, and Barnabus has no knowledge that, any site currently or formerly owned or operated by, or premises currently or formerly leased by, Barnabus is the subject of any U.S., Canadian, provincial or local or foreign civil, criminal or administrative investigation evaluating whether, or alleging that, any action is necessary to respond to a release or a threatened release of any Environmental Contaminant. No such site or premises is listed, or to the best knowledge of Barnabus, proposed for listing, on any governmental lists for Environmental Contamination remediation. Barnabus has not received written notification of, and Barnabus has no knowledge of, any potential responsibility of Barnabus pursuant to the provisions of (i) any U.S., Canadian, state, provincial, local, foreign or other Environmental Law, or (ii) any order issued pursuant to the provisions of any such Environmental Law with respect to Environmental Contaminants used, manufactured, generated, stored, or treated at, transported from, or disposed of on, any site currently or formerly owned or operated by, or premises currently or formerly leased by, Barnabus.

      5.9 Litigation. Except as disclosed in the SEC Documents or except as described in Section 5.9 of Barnabus Disclosure Schedule, there are no pending actions, suits or proceedings against or affecting Barnabus, its Subsidiaries or any of its or their properties; and to the best knowledge of Barnabus, no such actions, suits or proceedings are threatened or contemplated.

      5.10 Internal Controls. Except as described in Section 5.10 of Barnabus Disclosure Schedule, Barnabus is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to Barnabus. Barnabus and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in Section 5.10 of Barnabus Disclosure Schedule, Barnabus has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Barnabus and designed such disclosure controls and procedures to ensure that material information relating to Barnabus, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which Barnabus' most recently filed period report under the Exchange Act, as the case may be, is being prepared. Except as described in Section 5.10 of Barnabus Disclosure Schedule, Barnabus' certifying officers have evaluated the effectiveness of Barnabus' controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). Except as described in Section 5.10 of Barnabus Disclosure Schedule, Barnabus presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as described in Section 5.10 of Barnabus Disclosure Schedule, since the Evaluation Date, there have been no significant changes in Barnabus' internal controls (as such term is defined in Item 307 of Regulation S-B) or, to the best knowledge of Barnabus, in other factors that could significantly affect Barnabus' internal controls, or require Barnabus to disclose in its SEC Documents a "material weakness" or other deficiency in its internal controls as required by the Exchange Act.

      5.11 Tax Matters. Each of Barnabus and its Subsidiaries has timely prepared and filed all tax returns required to have been filed by Barnabus or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of Barnabus in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against Barnabus or any Subsidiary nor, to the best knowledge of Barnabus, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to Barnabus and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that Barnabus or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the best knowledge of Barnabus, threatened against Barnabus or any Subsidiary or any of their respective assets or properties. Except as described on Section 5.11 of Barnabus Disclosure Schedule, there are no outstanding tax sharing agreements or other such arrangements between Barnabus and any Subsidiary or other corporation or entity. Neither Barnabus nor any Subsidiary is presently undergoing any audit by a taxing authority, or has waived or extended any statute of limitations at the request of any taxing authority.

      5.12 Full Disclosure. The representations and warranties of Barnabus contained in this Agreement and in the Related Agreements do not contain any untrue statement of a material fact.

      5.13 No Finder's Fee. Excluding any brokers, finders, agents or intermediaries acting on behalf of Barnabus in connection with the Concurrent Financing or the Additional Financing and any fees payable in connection therewith, no broker, finder, agent or similar intermediary has acted on behalf of Barnabus in connection with this Agreement, any Related Agreement or the transactions contemplated hereby or thereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith or therewith based on any agreement, arrangement or understanding with Barnabus or any action taken by or on behalf of Barnabus, for which any Stockholder could become liable or obligated.

             SECTION 6 REPRESENTATIONS AND WARRANTIES OF EXCHANGECO

      Except as set forth on the disclosure schedule delivered by Exchangeco to the Company and the Principal Stockholders on the date hereof, as supplemented or modified prior to the Closing (the "Exchangeco Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Exchangeco hereby makes the following representations and warranties to Barnabus, the Company and the Stockholders:

      6.1 Organization and Qualification. Exchangeco is a corporation duly organized validly existing and in good standing under the laws of the Province of Ontario and has the corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Exchangeco is a wholly-owned, direct Subsidiary of Barnabus. Exchangeco has delivered to the Company and the Stockholders true and correct copies of the articles of incorporation and the by-laws of Exchangeco.

      6.2 Authority to Execute and Perform Agreement. Exchangeco has the corporate power and authority to enter into, execute and deliver this Agreement and the Related Agreements, to perform fully its obligations hereunder and thereunder and to issue, sell and deliver the Canadian Share Consideration. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Exchangeco. This Agreement has been duly executed and delivered by Exchangeco and constitutes a valid and binding obligation of Exchangeco, enforceable against Exchangeco in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      6.3   No Breach.

            (a) The execution, delivery and performance of this Agreement and the Related Agreements by Exchangeco and consummation by Exchangeco of the transactions contemplated hereby and thereby will not (i) violate any provision of the articles of incorporation or the by-laws of Exchangeco, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of, or otherwise give any other contracting party the right to terminate or accelerate obligations under, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Exchangeco is party or to which it or any of its assets or properties is bound or subject, (iii) assuming that all consents, approvals and authorizations contemplated by Section 6.3(b) have been obtained and all filings described in such section have been made or will be duly made on a timely basis, violate any Law or Order of any Governmental Entity applicable to Exchangeco or by which any of its assets or properties is bound or require any other filing with, notice to, or permit, consent or approval of, any Governmental Entity or (iv) result in the creation of any Lien or other encumbrance on the assets or properties of Exchangeco.

            (b) The execution, delivery and performance of this Agreement and the Related Agreements by Exchangeco and the consummation of the transactions contemplated hereby and thereby by Exchangeco do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, under the Securities Act, the Exchange Act and the applicable "blue sky" laws and (ii) for applicable requirements, if any, under any applicable Canadian Securities Laws (all of which filings have been made by Barnabus or Exchangeco, other than those which are required to be made after the Closing and those will be duly made on a timely basis).

      6.4   Capitalization.

            (a) Exchangeco is authorized to issue unlimited common shares, of which 100 shares are issued and outstanding and unlimited Exchangeable Shares, of which none of the shares are issued and outstanding immediately prior to the Closing. Immediately prior to the Closing, all of the issued and outstanding common shares of Exchangeco are owned by Barnabus. All of the issued and outstanding shares of capital stock of Exchangeco are duly authorized, validly issued, fully paid, non-assessable, and upon consummation of the transactions contemplated herein, Exchangeable Shares to be issued pursuant to this Agreement will be duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens imposed by or through the Company or Exchangeco other than as set forth in this Agreement, Related Agreements, the Articles of Incorporation of Exchangeco, as amended from time to time, or applicable securities laws. Subject to the accuracy of the representations and warranties of the Stockholders set forth in Section 3 hereof and the Company set forth in
Section 4.26 hererof, Exchangeable Shares to be issued pursuant to this Agreement will be issued in a transaction exempt from registration under the Securities Act, all applicable "blue sky laws" and exempt from the requirement to file a prospectus under the Canadian Securities Laws.

            (b) Exchangeable Shares issuable under Section 2.5 have been duly reserved for issuance, and upon issuance, such Exchangeable Shares will be duly authorized, validly issued, fully paid, non-assessable and will be free and clear of all Liens imposed by or through Exchangeco, other than as set forth in this Agreement, the Related Agreements, the articles of incorporation of Exchangeco, as amended from time to time, or applicable securities laws.

      6.5 No Operations. Immediately prior to the Closing, Exchangeco will not have commenced operations and shall not have any assets or liabilities, except for such assets that were contributed by Barnabus as consideration for the Common Shares and except for such assets that were contributed by Barnabus to consummate the transactions contemplated herein.

      6.6 Full Disclosure. The representations and warranties of Exchangeco contained in this Agreement and in the Related Agreements do not contain any untrue statement of a material fact.

      6.7 No Finder's Fee. No broker, finder, agent or similar intermediary has acted on behalf of Exchangeco in connection with this Agreement, any Related Agreement or the transactions contemplated hereby or thereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith or therewith based on any agreement, arrangement or understanding with Exchangeco or any action taken by or on behalf of Exchangeco, for which Barnabus or any Stockholder could become liable or obligated.

                       SECTION 7 COVENANTS AND AGREEMENTS

      7.1 Expenses. The Company, each Stockholder, Barnabus and Exchangeco shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the other Related Agreements and the transactions contemplated hereby and thereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants; provided that all the fees and expenses of Fasken Martineau DuMoulin LLP relating to the implementation of the exchangeable share portion of the transaction contemplated in this Agreement and all of the fees and expenses of Gowling Lafleur Henderson LLP will be for the account of the Canadian Stockholders.

      7.2 Authorization from Others. Prior to the Closing Date, the parties shall obtain all authorizations, consents, waivers and Permits necessary or desirable to permit the consummation of the Stock Purchase and the other transactions contemplated hereby on the terms contemplated by this Agreement.

      7.3 Further Assurances. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its respective reasonable commercial efforts to take other such actions to ensure that, to the extent within its control or capable of influence by it, the transactions contemplated by this Agreement shall be fully carried out in a timely fashion. Without limiting the generality of the foregoing, the Company and any Stockholder who is listed as a co-owner of, or who otherwise has any power of attorney or other rights with respect to, any of the Company Proprietary Rights listed in Section 4.12 of the Company Disclosure Schedule, agrees to duly execute and deliver, and to use best efforts to cause any other individual or entity listed as a co-owner of, or who otherwise has any power of attorney or other rights with respect to, any of such Company Proprietary Rights, to duly execute and deliver, such further instruments and do and cause to be done such further acts and things, including, without limitation, the execution of such additional assignments, agreements, documents and instruments, that Barnabus may at any time and from time to time reasonably request to more effectively transfer ownership, control and/or administration of such Company Proprietary Rights to the Company.

      7.4 Public Announcements. Any press release or other public statement with respect to the Stock Purchase and the other transactions contemplated hereby, this Agreement or the Related Agreements shall be jointly approved by Barnabus and the Stockholders' Representative. No other press release or public statement shall be made without such approval, except as may be required by applicable Law.

      7.5 Designation of Nominee. Until the second anniversary of the date hereof, Barnabus shall permit the Stockholders' Representative to designate a nominee to Barnabus' board of directors and Barnabus agrees to recommend such nominee to its stockholders and to solicit proxies for such nominee.

      7.6 Resignations. Effective as of the Closing, the members of the Company's Board of Directors and its officers shall have delivered written resignations to Barnabus.

      7.7 Directors & Officers' Insurance. Barnabus shall use its commercially reasonable efforts to obtain and have in place commercially suitable directors and officers liability insurance, covering all directors and officers of Barnabus, including Norman Dodd, on or before the Closing.

      7.8 Conduct of Business. Except with the prior written consent of Barnabus, which consent shall not be unreasonably withheld, and except as otherwise contemplated herein or referred to in Section 7.9 of the Company Disclosure Schedule, during the period from the date hereof to the Closing Date, the Company shall observe the following covenants:

            (a)   Affirmative Covenants Pending Closing. The Company shall:

                  (i) Preservation of Personnel. Use reasonable commercial efforts to preserve intact and keep available the services of present employees of the Company;

                  (ii) Insurance. Keep in effect insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

                  (iii) Preservation of the Business; Maintenance of Properties, Contracts, Permits. Use best efforts to preserve the business of the Company, advertise, promote and market the Company's business activities in accordance with past practices over the last twelve (12) months, keep the Company's properties intact, preserve its goodwill and business, maintain all physical properties in such operating condition as will permit the conduct of the Company's business on a basis consistent with past practice, perform and comply in all material respects with the terms of the contracts referred to in Section 4.10, and keep in full force and effect the Permits listed in Section 4.8(a) of the Company Disclosure Schedule. To the extent any such Permit will terminate, expire or will otherwise not remain in full force and effect from and after the Closing, the Company shall promptly notify Barnabus and shall use its best efforts to keep such Permit in full force and effect, renew or reobtain such Permit, such that the Company will continue to have all Permits material to the conduct of its business from and after the Closing and the transactions contemplated hereby.

                  (iv) Intellectual Property Rights. Use best efforts to preserve and protect the Proprietary Rights;

                  (v) Ordinary Course of Business. Operate the Company's business solely in the ordinary course consistent with past practices over the last twelve months; and

                  (vi) Taxes. File all Tax Returns required to be filed and pay all Taxes required to be paid on or before the Closing Date, on a basis consistent with prior Tax practices.

            (b)   Negative Covenants Pending Closing. The Company shall not:

                  (i) Disposition of Assets. Sell, license or transfer, or mortgage, pledge, lease or otherwise encumber any of its assets, including its Proprietary Rights, other than sales, licenses or transfers in the ordinary course of business consistent with past practice and in amounts not exceeding, in the aggregate, CDN $10,000;

                  (ii) Liabilities. Incur Indebtedness for borrowed money (including the incurrence of any additional Indebtedness under the Company's existing credit facilities), obligation or liability or enter into any contracts or commitments involving potential payments to or by the Company in any single instance of CDN $10,000 or more or in the aggregate of CDN $25,000 in any 12-month period or more, provided that this clause (ii) shall not prohibit the Company from entering into contracts or incurring Indebtedness for the purchase of equipment, vehicles or supplies in the ordinary course of its business consistent with past practice;

                  (iii) Compensation. Change the compensation payable to any officer, director, employee, agent or consultant; or enter into any employment, severance or other agreement with any officer, director, employee, agent or consultant of the Company, or adopt, or increase the benefits under, any employee benefit plan, except, in each case, as required by Law, in accordance with existing agreements or in the ordinary course of business consistent with past practice;

                  (iv) Capital Stock. Make any change in the number of shares of its capital stock authorized, issued or outstanding or grant or accelerate the exercisability of, any option, warrant or other right to purchase, or convert any obligation into, shares of its capital stock, or declare or pay any dividend or other distribution with respect to any shares of its capital stock, or sell or transfer any shares of its capital stock, or redeem or otherwise repurchase any shares of its capital stock;

                  (v) Charter and By-Laws. Cause, permit or propose any amendments to the articles of incorporation or the by-laws of the Company unless approved by Barnabus in writing;

                  (vi) Accounting Policies. Except as may be required as a result of a change in Law or in GAAP, change any of the accounting practices or principles used by it or restate, or become obligated to restate, any of the 2004 Unaudited Financial Statements;

                  (vii) Taxes. Make any Tax election or settle or compromise any U.S., Canadian, provincial state, local or foreign Tax liability, change the Company's annual tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company for any period after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date;

                  (viii) Legal. Settle or compromise any pending or threatened suit, action or claim that is material to the assets, properties, business, results of operations or financial condition of the Company for an aggregate amount in excess of CDN $25,000 or that relates to the transactions contemplated hereby;

                  (ix) Extraordinary Transactions. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                  (x) Payment of Indebtedness. Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business consistent with past practice;

                  (xi) New Agreements/Amendments. Enter into or modify any material supply, license, customer development, research, collaboration, distribution or other agreement with any other Person or entity other than in the ordinary course of business consistent with past practice, without the prior written consent of Barnabus, which consent will not be unreasonably withheld;

                  (xii) Confidentiality Agreements. Modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which the Company is a party; or

                  (xiii) Obligations. Obligate itself to do any of the foregoing.

            (c) Control of the Company's Business. Nothing contained in this Agreement shall give Barnabus, directly or indirectly, the right to control or direct the Company's operations prior to the Closing Date. Prior to the Closing Date, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

      7.9 Notification. Between the date of this Agreement and the Closing Date, each party will promptly notify the other party in writing if (a) such party becomes aware of any fact or condition that causes or constitutes a breach of any of such party's representations and warranties as of the date of this Agreement, (b) such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, (c) such party becomes aware of any matter which should have been set forth or described on such party's Disclosure Schedule as of the date of this Agreement or (d) such party becomes aware of the occurrence or existence after the date of this Agreement of any fact or condition that would have been required to have been set forth or described on such party's Disclosure Schedule had such fact or condition existed or occurred on or before the date of this Agreement. Any such notice, amendment or supplement to any party's Disclosure Schedule delivered pursuant to clause (b) or (d) of this Section 7.9 (each a "Disclosure Update") shall serve to supplement or modify the representation, and warranties set forth herein of such party or such party's Disclosure Schedule. Any such notice or amendment or supplement to the Company Disclosure Schedule or the Stockholders Disclosure Schedule pursuant clauses (a) or (c) of this Section 7.9 shall be deemed to cure any breach of any applicable representation or warranty made by any Stockholder or the Company in this Agreement if Barnabus and Exchangeco choose to consummate the Stock Purchase. Any such notice or amendment or supplement to the Barnabus Disclosure Schedule or Exchangeco Disclosure Schedule pursuant clauses (a) or (c) of this Section 7.9 shall be deemed to cure any breach of any applicable representation or warranty made by Barnabus or Exchangeco in this Agreement if Stockholders and the Company choose to consummate the Stock Purchase. During the same period, each party shall promptly notify the other party of the occurrence of any event that may make the satisfaction of the conditions in Section 8 or 9 impossible or unlikely.

      7.10 Additional Funding. Between the date of this Agreement and February 17, 2006, Barnabus shall, out of the funds raised in the Concurrent Financing, advance to the Company a minimum of $300,000 for working capital purposes.

              SECTION 8 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
            BARNABUS AND EXCHANGECO TO CONSUMMATE THE STOCK PURCHASE

      The obligations of Barnabus and Exchangeco to consummate the Stock Purchase are subject, to the fulfillment of the following conditions, any one or more of which may be waived by Barnabus in writing:

      8.1 Representations, Warranties and Covenants. The representations and warranties made by the Company and each Stockholder in this Agreement (without giving effect to any revision, modification or updating pursuant to Section 7.9 hereof) shall have been accurate as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date. The Company and each Stockholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company or such Stockholders on or prior to the Closing Date. Each of the Company and the Stockholders' Representative shall have delivered to Barnabus a respective certificate signed by the Company's president and the Stockholders' Representative, dated the Closing Date, to the foregoing effect in the form attached hereto as Exhibit B.

      8.2 Company Corporate Certificates. The Company shall have delivered a certificate of status of the Company, as of the most recent practicable date, issued by the Ontario Ministry of Government Services.

      8.3 Company's Certificate. Stockholders' Representative shall have delivered a certificate, dated as of the Closing Date, certifying as to (a) the incumbency of the Company's officers executing documents executed and delivered in connection herewith, (b) a copy of the Company's articles, as in effect immediately prior to the Closing Date, (c) a copy of the Company's by-laws, as in effect on the Closing Date and (d) a copy of the resolutions of the board of directors authorizing and approving the applicable matters contemplated hereunder.

      8.4 Consents. The Company shall have obtained waivers or consents, which shall remain in full force and effect, with respect to each agreement required to be disclosed in Section 4.21 of the Company Disclosure Schedule such that the terms of each such agreement are unchanged by the Stock Purchase, and the Company shall have delivered to Barnabus a certificate signed by the Company's president or such other officer acceptable to Barnabus and dated the Closing Date, to the foregoing effect in the form of Exhibit B.

      8.5 Opinion of Counsel to Company and the Stockholders. Barnabus shall have received the opinion of Fasken Martineau DuMoulin LLP, counsel to the Company and the Stockholders, dated the Closing Date, addressed to Barnabus and Exchangeco, and in the form of Exhibit D attached hereto.

      8.6 Litigation. No action, suit or proceeding shall have been instituted before any Governmental Entity or instituted or threatened by any Governmental Entity, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have a Company Material Adverse Effect.

      8.7 Resignations. Barnabus shall have received written resignations of all members of the Company's board of directors and the Company's officers.

      8.8 Section 116 Compliance. Each U.S. Stockholder shall have executed and delivered the Section 116 Escrow Agreement annexed hereto as Exhibit J (the "Section 116 Escrow Agreement").

      8.9 Investor Questionnaires. Each of the U.S. Stockholders shall have delivered to Barnabus a fully completed and executed Investor Questionnaire.

      8.10 Concurrent and Additional Financings. Barnabus shall have consummated the Concurrent Financing and the Additional Financing.

      8.11 Concurrent Acquisition. Barnabus shall have consummated the acquisition of Connect Renewable Energy, Inc.

      8.12 Other Agreements. (a) The Support Agreement shall have been executed and delivered to Barnabus by all other persons designated thereon as parties thereto, (b) the Exchange Rights Agreement shall have been executed and delivered to Barnabus by all other persons designated thereon as parties thereto, (c) the Registration Rights Agreement shall have been executed and delivered to Barnabus by all other persons designated thereon as parties thereto and (d) each of the Key Employees shall have entered into an employment agreement with Barnabus in form acceptable to Barnabus.

      8.13 Closing Documents. The Company and the Stockholders shall have delivered, upon reasonable request by Barnabus, other customary closing documents reasonably satisfactory to Barnabus and Exchangeco.

              SECTION 9 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY AND THE STOCKHOLDERS TO CONSUMMATE THE STOCK PURCHASE

      The obligations of the Company and the Stockholders to consummate the Stock Purchase is subject to the fulfillment of the following conditions, any one or more of which may be waived in writing by the Company and the Stockholder
Representative:

      9.1 Representations, Warranties and Covenants. The representations and warranties made by Barnabus and Exchangeco in this Agreement (without giving effect to any revision, modification or updating pursuant to Section 7.9 hereof) shall have been accurate as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date. Barnabus and Exchangeco have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Each of Barnabus and Exchangeco shall have delivered to the Company a certificate from its respective president, dated the Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

      9.2 Corporate Certificates. Barnabus and Exchangeco shall have delivered a certificate of good standing of Barnabus, as of the most recent practicable date, issued by the Secretary of State of the State of Nevada and a certificate of status of Exchangeco, as of the most recent practicable date, issued under the Business Corporations Act (Ontario), respectively.

      9.3 Officer's Certificate. Barnabus shall have delivered a certificate of its Secretary or such other officer of Barnabus acceptable to the Company, dated as of the Closing Date, certifying as to (a) the incumbency of its officers executing documents executed and delivered in connection herewith, (b) a copy of its articles, as in effect immediately prior to the Closing Date, (c) a copy of its by-laws as in effect on the Closing Date and (d) a copy of the resolutions of its board of directors authorizing and approving the applicable matters contemplated hereunder. Exchangeco shall have delivered a certificate of its Secretary or such other officer of Exchangeco acceptable to the Company, dated as of the Closing Date, certifying as to (a) the incumbency of its officers executing documents executed and delivered in connection herewith, (b) a copy of its articles, as in effect immediately prior to the Closing Date, (c) a copy of its by-laws as in effect on the Closing Date and (d) a copy of the resolutions of its board of directors authorizing and approving the applicable matters contemplated hereunder

      9.4 Delivery of the Estimated Purchase Price. Fasken Martineau DuMoulin LLP, on behalf of Stockholders, shall have received the payments described in
Section 2.3(b).

      9.5 Delivery of Share Consideration. Fasken Martineau DuMoulin LLP, on behalf of the Stockholders, shall have received one-half of the Share Consideration as described in Section 2.3 (c).

      9.6 Opinions of Counsel to Barnabus. The Principal Stockholders shall have received the opinion of Edwards Angell Palmer & Dodge LLP, counsel to Barnabus, dated the Closing Date, addressed to the Stockholders, and in the form of Exhibit E attached hereto; the opinion of Kummer Kaempfer Bonner & Renshaw, Nevada counsel to Barnabus, dated the Closing Date, addressed to the Stockholders, and in the form of Exhibit F attached hereto; and the opinion of Gowling Lafleur Henderson LLP, Canadian counsel to Barnabus and Exchangeco, dated the Closing Date, addressed to the Stockholders, and in the form of Exhibit G attached hereto.

      9.7 Concurrent and Additional Financings. Barnabus shall have consummated the Concurrent Financing and the Additional Financing.

      9.8 Concurrent Acquisition. Barnabus shall have consummated the acquisition of Connect Renewable Energy, Inc.

      9.9 Other Agreements. (a) The Support Agreement shall have been executed and delivered to the Stockholders' Representative by Barnabus and all other persons designated thereon as parties thereto, (b) the Exchange Rights Agreement shall have been executed and delivered to the Stockholders' Representative by Barnabus and all other persons designated thereon as parties thereto, (c) the Registration Rights Agreement shall have been executed and delivered to the Stockholders' Representative by Barnabus and all other persons designated thereon as parties thereto and (d) each of the Key Employees shall have entered into an employment agreement with Barnabus in form acceptable to such Key Employee.

      9.10 Closing Documents. Barnabus and Exchangeco shall have delivered, upon reasonable request by the Company, other customary closing documents reasonably satisfactory to the Company.

                              SECTION 10 AMENDMENT

      10.1 Amendment. This Agreement may be amended only by an instrument signed by Barnabus, Exchangeco, the Company and the Stockholders'
Representative.

                           SECTION 11 INDEMNIFICATION

      11.1 Survival. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 11.5.

      11.2 Obligation of the Stockholders to Indemnify. Each Stockholder hereby severally and not jointly agrees to indemnify and hold harmless each of Barnabus Indemnitees from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of such Stockholder contained herein or any certificate delivered by such Stockholder pursuant hereto.

      11.3 Obligation of the Principal Stockholders to Indemnify. Each of the Principal Stockholders hereby jointly and severally agrees to indemnify and hold harmless each of Barnabus Indemnitees from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of the Company contained herein or any certificate delivered by it pursuant hereto.

      11.4 Obligation of Barnabus to Indemnify. Barnabus and Exchangeco jointly and severally agree to indemnify and hold harmless the Stockholders (and their respective directors, officers, employees, agents, affiliates, heirs and permitted assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, or covenant of Barnabus or Exchangeco contained herein or any certificate delivered pursuant hereto.

      11.5  Limitation on Indemnification. Notwithstanding the foregoing:

            (a)   Threshold on Claims.

                  (i) Other than with respect to claims based on any inaccuracy or breach of the representations made in Sections 3.1 (Title to Shares) and 3.12 (No Finder's Fees), as to which this Section 11.5(a) shall not apply, a Stockholder shall not have any obligation to make indemnification payments with respect to Losses under Section 11.2 until the aggregate of all claims against such Stockholder hereunder exceeds CDN $20,000.

                  (ii) Other than with respect to Exempt Principal Stockholder Claims, as to which this Section 11.5(a) shall not apply, the Principal Stockholders shall not have any obligation to make indemnification payments with respect to Losses under Section 11.3 until the aggregate of all claims against the Principal Stockholders hereunder exceeds CDN $200,000.

                  (iii) Other than with respect to Exempt Barnabus Claims, as to which this Section 11.5(a) shall not apply, Barnabus shall not have any obligation to make indemnification payments with respect to Losses under Section
11.4 until the aggregate of all claims against Barnabus Indemnitees hereunder exceeds CDN $200,000.

            (b)   Ceiling on Claims.

                  (i) No Stockholder shall have any obligation to make indemnification payments with respect to Losses under Section 11.2, in the aggregate, for all such claims against such Stockholder under Section 11.2 in excess of the sum of (1) the Cash Consideration received by such Stockholder (not taking into account any tax withholdings) plus (2) the aggregate number of Barnabus Common Shares issued to such Stockholder pursuant to this Agreement (not taking into account any tax withholdings) or the aggregate number of Barnabus Common Shares issuable upon exchange of the Exchangeable Shares issued to such Stockholder pursuant to this Agreement (not taking into account any tax withholdings), absent fraud or intentional misrepresentation. With respect to each indemnification claim, in determining how many shares of Barnabus Common Shares or Exchangeable Shares a Stockholder must deliver in satisfaction of its, his or her indemnification obligation hereunder, the parties hereto agree that the market value per share of Barnabus Common Shares or Exchangeable Shares shall be deemed to be equal to the volume-weighted average of the closing bid and ask prices of a Barnabus Common Share during a period of 10 consecutive trading days, commencing immediately after the date on which an announcement of such claim has been made by Barnabus in compliance with applicable U.S. securities laws, or to the extent that no such announcement is required, the date on which notice is given under Section 11.6 hereof. Such Stockholder may, in its, his or her discretion, satisfy any requirement hereunder to deliver a Barnabus Common Share or an Exchangeable Share by paying an amount equal to the market value of such shares in cash. Notwithstanding the foregoing, but subject to Section 11.5(b)(iii), at any time prior to the delivery of the Adjusted Additional Exchangeable Shares or the Adjusted Additional Barnabus Shares, Exchangeco shall be entitled to deduct from the number of Adjusted Additional Exchangeable Shares and the Adjusted Additional Barnabus Shares that it may otherwise be obligated to deliver under Section 2.5 to such Stockholder such number of Barnabus Common Shares or Exchangeable Shares that equals in market value to such Losses for which any Barnabus Indemnitee is entitled to indemnification pursuant to Section 11.2.

                  (ii) No Principal Stockholder shall have any obligation to make indemnification payments with respect to Losses under Section 11.2 or 11.3, in the aggregate, for all such claims against such Stockholder under Section
11.2 or 11.3 in excess of the sum of (1) the Cash Consideration received by such Principal Stockholder (not taking into account any tax withholdings) plus (2) the aggregate number of Barnabus Common Shares issued to such Principal Stockholder pursuant to this Agreement (not taking into account any tax withholdings) or the aggregate number of Barnabus Common Shares issuable upon exchange of the Exchangeable Shares issued to such Principal Stockholder pursuant to this Agreement (not taking into account any tax withholdings), absent fraud or intentional misrepresentation. With respect to each indemnification claim, in determining how many shares of Barnabus Common Shares or Exchangeable Shares a Principal Stockholder must deliver in satisfaction of its, his or her indemnification obligation hereunder, the parties hereto agree that the market value per share of Barnabus Common Shares or Exchangeable Shares shall be deemed to be equal to the volume-weighted average of the closing bid and ask prices of a Barnabus Common Share during a period of 10 consecutive trading days, commencing immediately after the date on which an announcement of such claim has been made by Barnabus in compliance with applicable U.S. securities laws, or to the extent that no such announcement is required, the date on which notice is given under Section 11.6 hereof. Such Stockholder may, in its, his or her discretion, satisfy any requirement hereunder to deliver a Barnabus Common Share or an Exchangeable Share by paying an amount equal to the market value of such shares in cash. Notwithstanding the foregoing, but subject to Section 11.5(b)(iii), at any time prior to the delivery of the Adjusted Additional Exchangeable Shares or the Adjusted Additional Barnabus Shares, Exchangeco shall be entitled to deduct from the number of Adjusted Additional Exchangeable Shares and the Adjusted Additional Barnabus Shares such number of Barnabus Common Shares and Exchangeable Shares that it may otherwise be obligated to deliver under Section 2.5 to such Principal Stockholders that equals in market value to such Losses for which any Barnabus Indemnitee is entitled to indemnification pursuant to Sections 11.2 and 11.3.

                  (iii) The Adjusted Additional Exchangeable Shares and Adjusted Additional Barnabus Shares shall not be distributed on the date specified in
Section 2.5 if and to the extent that there is pending litigation, pending arbitration or other similar proceeding or overtly threatened claims, to the extent that such Adjusted Additional Exchangeable Shares and/or Adjusted Additional Barnabus Shares are deemed to be necessary in the reasonable judgment of Barnabus to reserve against such claims and Barnabus so notifies the Stockholders' Representative in writing.

                  (iv) In determining how many Barnabus Company Shares or Exchangeable Shares to withhold hereunder, the value of such shares shall be calculated based on the volume-weighted average of the closing bid and ask prices of a Barnabus Common Share during a period of 10 consecutive trading days, commencing after the date on which an announcement of such claim has been made by Barnabus in compliance with applicable U.S. securities laws, or to the extent that no such announcement is required, the date on which notice is given under Section 11.6 hereof.

            (c) Time Limitations on Claims. No indemnification shall be payable pursuant to Section 11.2, 11.3 or 11.4 on or after the earlier to occur of (1) the end of the 18th full calendar month after the Closing Date and (2) the 30th day after the delivery to Barnabus of the Company's 2006 Financial Statements, unless a claim for such indemnification is made prior to such date (the "Expiration Date"); except that indemnification for claims based on any inaccuracy or breach of the representations made in Section 3.1 (Title to Shares) shall be payable until after the expiration of the applicable statute of limitations under New York law, unless a claim for such indemnification is made prior to such date.

The limitations of this Section 11 shall not apply in the case of a fraud or intentional misrepresentation by any party, or a deliberate or willful breach by any party of its representations or warranties under this Agreement or in any schedule, document or certificate delivered in connection with this Agreement.

      11.6 Notice and Defense of Claims. Promptly after receipt of notice of any Losses for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual and material prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such Losses and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. In the case of a non-Third-Party Claim, the parties hereto agree to comply with the provisions set forth in Section 11.8 hereto, as long as such claim remains a non-Third Party Claim. In the case of a Third-Party Claim, if within thirty (30) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such Losses at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such Losses as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense of a Third-Party Claim at its own expense directly or through counsel; provided, however, if the named parties to the Third-Party Claim or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of one separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such Losses with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

      11.7  Additional Tax Covenants.

            (a) (i) Barnabus shall timely prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns of the Company for any taxable year or period ending on or before the Closing Date which are not required to be filed on or before the Closing Date. Barnabus shall permit the Stockholders' Representative and his professional advisors to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Stockholders' Representative.

                  (ii) Barnabus shall timely prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns of the Company for any taxable year or period commencing prior to the Closing Date and ending subsequent to the Closing Date. Barnabus shall permit the Stockholders' Representative and his professional advisors to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Stockholders' Representative.

                  (iii) The Tax Returns referred to in Sections 11.7(a)(i) and 11.7(a)(ii) shall, to the extent not otherwise required by Law, be prepared in a manner consistent with the Company's past practice (including any Tax elections and methods of accounting) as disclosed to Barnabus.

            (b) Any Tax refunds that are received by Barnabus, Exchangeco or the Company, and any amounts credited against Tax to which Barnabus, Exchangeco or the Company become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of the Company.

            (c) (i) Barnabus, Exchangeco and the Company, on one hand, and Norman Dodd and Don Rogers, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 11.7 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company agrees (x) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Barnabus, Exchangeco or one of Norman Dodd and Don Rogers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
(y) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company shall allow the other party to take possession of such books and records.

                  (ii) Barnabus, Norman Dodd and Don Rogers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (iii) Barnabus, Norman Dodd and Don Rogers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to applicable Law.

            (d) All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne by the Stockholders.

      11.8 Arbitration. In the event of any non-Third-Party Claim made by a party hereto pursuant to this Section 11, such claim shall be settled through arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be held in New York, New York. A single arbitrator selected jointly by the parties shall conduct the arbitration. If the parties are unable to agree to the appointment of an arbitrator within thirty (30) days of delivery of the claim notice, the American Arbitration Association shall appoint the arbitrator. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Each party shall bear its own costs and expenses related to the arbitration.

                             SECTION 12 TERMINATION

      12.1  Termination. This Agreement may be terminated:

            (a) at any time prior to the completion of the Closing by Barnabus, by written notice to the Company and the Stockholders' Representative signed by Barnabus, if any of the Key Employees has terminated his employment with the Company, deceased or become disabled (for purposes of this Section the term "disabled" shall mean the degree of incapacitation as a result of illness or accident, whether physical or mental which, in the reasonable opinion of an independent medical expert agreed to by Barnabus and the Company, makes it unlikely within a reasonable degree of medical certainty that such Key Employee will be able to perform his normal duties (with reasonable accommodations as defined under the Americans with Disabilities Act, as amended) for the Company for a period of ninety (90) days, whether or not consecutive, during any annual period);

            (b) at any time prior to the completion of the Closing by either the Company and the Stockholders' Representative, on the one hand, or Barnabus, on the other, by written notice to the other, if the Closing Date shall not have occurred prior to March 15, 2006;

            (c) at any time prior to the completion of the Closing by Barnabus (provided that neither Barnabus nor Exchangeco is then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to the Company and the Stockholders' Representative signed by Barnabus, if Barnabus determines in good faith that a material adverse change has occurred with respect to the assets, properties, business, prospects, results of operations or financial condition of the Company, and such material adverse change is not cured within fourteen (14) days after receipt of such notice;

            (d) at any time prior to the completion of the Closing by the Company and the Stockholders' Repesentative (provided that neither the Company nor any of the Stockholders is then in material breach of any representation, warranty, covenant or other agreement contained herein), by written notice to Barnabus signed by the Company and the Stockholders' Representative, if the Company and the Stockholders' Representative determine in good faith that a material adverse change has occurred with respect to the assets, properties, business, prospects, results of operations or financial condition of Barnabus, and such material adverse change is not cured within fourteen (14) days after receipt of such notice;

            (e) at any time prior to the completion of the Closing by either the Company and the Stockholders' Representative, on the one hand, or Barnabus, on the other, by written notice to the other, signed by the Company and the Stockholders' Representative, on the one hand, or Barnabus, on the other, if any Governmental Entity of competent jurisdiction shall have issued any injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Stock Purchase and such injunction or other action shall have become final and non-appealable; provided, however, that any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, or shall have resulted in, such action shall not be permitted to terminate this Agreement pursuant to this Section 12.1(d);

            (f) at any time prior to the completion of the closing by the Company and the Stockholders' Representative, by written notice to Barnabus and Exchangeco signed by the Company and the Stockholders' Representative if Barnabus has failed to comply with its agreement as set forth in Seciton 7.10 hereof; or

            (g) at any time prior to the completion of the Closing by written consent signed by each of Barnabus and the Company.

      12.2 Effect of Termination. If this Agreement is terminated as provided in Section 12.1, this Agreement shall forthwith become void and have no effect, without liability on the part of Barnabus, the Company and their respective directors, officers or stockholders, except that (i) the provisions of Sections 11, 12, 13 and Section 7.4 shall survive and (ii) no such termination shall relieve any party from liability by reason of any willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

                            SECTION 13 MISCELLANEOUS

      13.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or three (3) business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

            (a)   if to Barnabus or Exchangeco, to:

                           Barnabus Energy, Inc.
                           514 Via de la Valle
                           Solana Beach, CA  92075
                           Attn:  David Saltman
                           Telephone:     858.794.8800
                           Facsimile:     858.794.8811

                           with a copy to:

                           Edwards Angell Palmer & Dodge LLP
                           750 Lexington Avenue
                           New York, NY  10022
                           Attn:  D. Roger Glenn, Esq.
                           Telephone:     212.912.2753
                           Facsimile:     212.308.4844

            (b)   if to the Company, to:

                           Solar Roofing Systems Inc.
                           226 Edwards Street, Unit 1
                           Aurora, Ontario
                           L4G 3S8
                           Attn:  Norman Dodd
                           Telephone: 905.841.9100
                           Facsimile:  905.841.9600

                           with a copy to:

                           Fasken Martineau DuMoulin LLP
                           Barristers and Solicitors
                           Patent and Trade-mark Agents
                           66 Wellington  Street West
                           Suite 4200, Toronto Dominion Bank Tower
                           Box 20, Toronto-Dominion Centre
                           Toronto, Ontario
                           M5K 1N6
                           Attn:  Craig Brown, Esq.
                           Telephone: 416.868.3411
                           Facsimile:  416.364.7813

            (c)   if to the Stockholders' Representative, to:

                           Norman Dodd
                           c/o Solar Roofing Systems Inc.
                           226 Edwards Street, Unit 1
                           Aurora, Ontario
                           L4G 3S8
                           Telephone: 905.841.9100
                           Facsimile:  905.841.9600

            (d) if to a Stockholder, to such Stockholder's address specified on the Address Certificate.

Any party may by notice given in accordance with this Section 12.1 to the other parties designate another address or Person for receipt of notices hereunder.

      13.2 Entire Agreement. This Agreement and the Related Agreements contain the entire agreement between the parties with respect to the Stock Purchase and related transactions, and supersede all prior agreements, written or oral, between the parties with respect thereto.

      13.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions.

      13.4  Binding Effect; Assignment; No Third-Party Beneficiaries.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective, executors, heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto, except by Barnabus to any of its affiliates or by Barnabus in connection with the merger, consolidation or sale of all or substantially all of its business or assets.

            (b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than Barnabus, Exchangeco, the Company, the Stockholders, the Key Employees and the Stockholders' Representative and their respective executors, heirs, legal representatives, successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      13.5 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      13.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be exchanged by facsimile and shall be mutually binding on the parties.

      13.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

      13.8 Submission to Jurisdiction; Waiver. Each of the Stockholders' Representative, the Principal Stockholders, the Stockholders, Barnabus, the Company and Exchangeco irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its, his or her executors, heirs, legal representatives, successors or permitted assigns may be brought and determined in any federal or state court located in the Borough of Manhattan in the City of New York, New York, and each of the Stockholders' Representative, the Principal Stockholders, the Stockholders, Barnabus, the Company and Exchangeco hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Stockholders' Representative, the Principal Stockholders, the Stockholders, Barnabus, the Company and Exchangeco hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      13.9 Enforcement. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

      13.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      13.11 Waiver of Jury Trial. EACH OF BARNABUS, EXCHANGECO, THE COMPANY, THE STOCKHOLDERS' REPRESENTATIVE, THE PRINCIPAL STOCKHOLDERS AND THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

      13.12 Currency. Unless otherwise indicated, all references to "dollars" or "$" in this Agreement are to United States dollars.

      13.13 Tax Advisor. ANY STOCKHOLDER WHO HAS QUESTIONS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED HEREIN SHOULD CONSULT ITS, HIS OR HER PERSONAL TAX ADVISOR.

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement under seal as of the date first stated above.

                                       BARNABUS ENERGY, INC.



                                       By
                                         ---------------------------------------
                                            Name:
                                            Title:


                                       SOLAR ROOFING SYSTEMS INC.



                                       By
                                         ---------------------------------------
                                            Name:
                                            Title:


                                       2093603 ONTARIO INC.



                                       By
                                         ---------------------------------------
                                            Name:
                                            Title:



                     (Signatures Continue on Following Page)








                  [Signature Page to Stock Purchase Agreement]

                                       STOCKHOLDERS' REPRESENTATIVE:


                                       -----------------------------------------
                                       Norman Dodd


                                       STOCKHOLDERS:



                                       -----------------------------------------
                                       Name:  Jim Chaney




                                       -----------------------------------------
                                       Name:  William Chislett



                                       -----------------------------------------
                                       Name:  Paul Cowley




                                       -----------------------------------------
                                       Name:  Norman Dodd
                                       Address:


                                       Dodd Family Trust


                                       By: _____________________________________
                                       Name:



                                                     Name:  Howard Gomes


                     (Signatures Continue on Following Page)


                  [Signature Page to Stock Purchase Agreement]

                                       -----------------------------------------
                                       Name:  Lois Holmes


                                       -----------------------------------------
                                       Name:  Krino Kafato


                                       -----------------------------------------
                                       Name:  Robert Kafato


                                       -----------------------------------------
                                       Name: Keith Knights


                                       -----------------------------------------
                                       Name:  Heshmat Laaly


                                       -----------------------------------------
                                       Name:  Raymond Laaly


                                       -----------------------------------------
                                       Name:  Stanley Levy


                                       -----------------------------------------
                                       Name:  Donald Rogers


                                       1594505 Ontario Inc.


                                       By:______________________________________
                                       Name:


                     (Signatures Continue on Following Page)



                  [Signature Page to Stock Purchase Agreement]

                                       -----------------------------------------
                                       Name:  Jahangir Noorvash


                                       -----------------------------------------
                                       Name:  Sean Noorvash


                                       -----------------------------------------
                                       Name:  Bahram Raeen


                                       -----------------------------------------
                                       Name:  Craig Suarez


                                       -----------------------------------------
                                       Name:  Phil Kaszuba

                                       -----------------------------------------
                                       Name:  Craig Brown

                                       -----------------------------------------
                                       Name:  Allan Kling


                                       Margreg Ltd

                                       By:______________________________________
                                       Name:


                  [Signature Page to Stock Purchase Agreement]

                                TABLE OF CONTENTS                                                      PAGE


SECTION 1             DEFINITIONS ........................................................................1

DEFINED TERMS         1

SECTION 2             PURCHASE AND SALE OF THE SHARES.....................................................9

         2.1      Purchase of the Shares from the Stockholders............................................9

         2.2      Further Assurances.....................................................................10

         2.3      Estimated Purchase Price for the Purchased Shares......................................10

         2.4      Closing................................................................................10

         2.5      Post-Closing Earnout...................................................................11

         2.6      Tax Clearance Certificate..............................................................12

         2.7      Stockholders' Representative...........................................................12

         2.8      Dispute Resolution.....................................................................14

         2.9      Joint Tax Election.....................................................................14

SECTION 3             REPRESENTATIONS OF THE STOCKHOLDERS  REGARDING THE SHARES..........................15

         3.1      Title to Shares........................................................................15

         3.2      Authority to Execute and Perform Agreements............................................15

         3.3      No Conflict............................................................................15

         3.4      No Breach..............................................................................15

         3.5      Purchase Entirely for Own Account......................................................16

         3.6      Disclosure of Information..............................................................16

         3.7      Investment Experience..................................................................16

         3.8      Risk...................................................................................16

         3.9      Accredited Investor....................................................................16

         3.10     Restricted Securities..................................................................17

         3.11     Legends................................................................................18

         3.12     No Finder's Fee........................................................................19

SECTION 4             REPRESENTATIONS AND WARRANTIES OF COMPANY..........................................19

         4.1      Organization and Qualification; Records................................................19

         4.2      Authority to Execute and Perform Agreements............................................20

         4.3      Capitalization.........................................................................20

         4.4      Company Affiliates, Subsidiaries and Joint Ventures....................................21

                                       i

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                                  (CONTINUED)

                                                                                                       PAGE


         4.5      Financial Statements...................................................................21

         4.6      Absence of Undisclosed Liabilities.....................................................21

         4.7      Absence of Adverse Changes.............................................................21

         4.8      Compliance with Laws...................................................................22

         4.9      Actions and Proceedings................................................................23

         4.10     Contracts and Other Agreements.........................................................24

         4.11     Title to Properties; Absence of Liens and Encumbrances.................................25

         4.12     Intellectual Property..................................................................26

         4.13     Insurance..............................................................................30

         4.14     Supplier and Other Relationships.......................................................30

         4.15     Accounts and Notes Receivable..........................................................30

         4.16     Inventory..............................................................................30

         4.17     Tax Matters............................................................................30

         4.18     Employee Benefit Plans.................................................................32

         4.19     Employee Relations.....................................................................33

         4.20     Environmental Matters..................................................................34

         4.21     No Breach..............................................................................35

         4.22     Bank Accounts and Powers of Attorney...................................................35

         4.23     Full Disclosure........................................................................35

         4.24     No Finder's Fee........................................................................36

         4.25     No Change in Business..................................................................36

         4.26     Exempt Take-over Bid...................................................................36

SECTION 5             REPRESENTATIONS AND WARRANTIES OF BARNABUS.........................................36

         5.1      Organization and Qualification.........................................................36

         5.2      Authority to Execute and Perform Agreement.............................................36

         5.3      No Breach..............................................................................37

         5.4      Capitalization.........................................................................37

         5.5      Barnabus Financial Statements..........................................................38

         5.6      SEC Documents..........................................................................39

         5.7      Intellectual Property..................................................................39

                                       ii

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                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                                                                       PAGE

         5.8      Environmental Matters..................................................................40

         5.9      Litigation.............................................................................41

         5.10     Internal Controls......................................................................41

         5.11     Tax Matters............................................................................42

         5.12     Full Disclosure........................................................................42

         5.13     No Finder's Fee........................................................................42

SECTION 6             REPRESENTATIONS AND WARRANTIES OF EXCHANGECO.......................................42

         6.1      Organization and Qualification.........................................................43

         6.2      Authority to Execute and Perform Agreement.............................................43

         6.3      No Breach..............................................................................43

         6.4      Capitalization.........................................................................44

         6.5      No Operations..........................................................................44

         6.6      Full Disclosure........................................................................44

         6.7      No Finder's Fee........................................................................44

SECTION 7             COVENANTS AND AGREEMENTS...........................................................44

         7.1      Expenses...............................................................................44

         7.2      Authorization from Others..............................................................45

         7.3      Further Assurances.....................................................................45

         7.4      Public Announcements...................................................................45

         7.5      Designation of Nominee.................................................................45

         7.6      Resignations...........................................................................45

         7.7      Directors & Officers' Insurance........................................................45

         7.8      Conduct of Business....................................................................46

         7.9      Notification...........................................................................48

         7.10     Additional Funding.....................................................................49

SECTION 8             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BARNABUS AND EXCHANGECO TO CONSUMMATE
                      THE STOCK PURCHASE.................................................................49

         8.1      Representations, Warranties and Covenants..............................................49

         8.2      Company Corporate Certificates.........................................................49

         8.3      Company's Certificate..................................................................49

                                      iii

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                                  (CONTINUED)

                                                                                                       PAGE


         8.4      Consents...............................................................................49

         8.5      Opinion of Counsel to Company and the Stockholders.....................................49

         8.6      Litigation.............................................................................49

         8.7      Resignations...........................................................................50

         8.8      Section 116 Compliance.................................................................50

         8.9      Investor Questionnaires................................................................50

         8.10     Concurrent and Additional Financings...................................................50

         8.11     Concurrent Acquisition.................................................................50

         8.12     Other Agreements.......................................................................50

         8.13     Closing Documents......................................................................50

SECTION 9             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY AND THE STOCKHOLDERS TO
                      CONSUMMATE THE STOCK PURCHASE......................................................50

         9.1      Representations, Warranties and Covenants..............................................50

         9.2      Corporate Certificates.................................................................51

         9.3      Officer's Certificate..................................................................51

         9.4      Delivery of the Estimated Purchase Price...............................................51

         9.5      Delivery of Share Consideration........................................................51

         9.6      Opinions of Counsel to Barnabus........................................................51

         9.7      Concurrent and Additional Financings...................................................51

         9.8      Concurrent Acquisition.................................................................51

         9.9      Other Agreements.......................................................................51

         9.10     Closing Documents......................................................................52

SECTION 10            AMENDMENT..........................................................................52

         10.1     Amendment..............................................................................52

SECTION 11            INDEMNIFICATION....................................................................52

         11.1     Survival...............................................................................52

         11.2     Obligation of the Stockholders to Indemnify............................................52

         11.3     Obligation of the Principal Stockholders to Indemnify..................................52

         11.4     Obligation of Barnabus to Indemnify....................................................52

         11.5     Limitation on Indemnification..........................................................52

                                       iv

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                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                                                                       PAGE

         11.6     Notice and Defense of Claims...........................................................55

         11.7     Additional Tax Covenants...............................................................55

         11.8     Arbitration............................................................................57

SECTION 12            TERMINATION........................................................................57

         12.1     Termination............................................................................57

         12.2     Effect of Termination..................................................................58

SECTION 13            MISCELLANEOUS......................................................................58

         13.1     Notices................................................................................58

         13.2     Entire Agreement.......................................................................60

         13.3     Governing Law..........................................................................60

         13.4     Binding Effect; Assignment; No Third-Party Beneficiaries...............................60

         13.5     Section Headings, Construction.........................................................60

         13.6     Counterparts...........................................................................60

         13.7     Severability...........................................................................61

         13.8     Submission to Jurisdiction; Waiver.....................................................61

         13.9     Enforcement............................................................................61

         13.10    Rules of Construction..................................................................61

         13.11    Waiver of Jury Trial...................................................................62

         13.12    Currency...............................................................................62

         13.13    Tax Advisor............................................................................62

CANADIAN STOCKHOLDERS XXXI

U.S. STOCKHOLDERS XXXII

                                    SCHEDULES

Schedule I            List of Stockholders and Allocation of Purchase Price
Schedule II           Employee Transaction Payments

Stockholders Disclosure Schedule
Company Disclosure Schedule
Barnabus Disclosure Schedule
Exchangeco Disclosure Schedule


                                    EXHIBITS

Exhibit A              Projected Gross Sales
Exhibit B              Form of Officer's Certificate of the Company
Exhibit C              Form of Officer's Certificate of Barnabus and Exchangeco
Exhibit D              Form of Opinion of Fasken Martineau DuMoulin LLP
Exhibit E              Form of Opinion of Edwards Angell Palmer & Dodge LLP
Exhibit F              Form of Opinion of Barnabus' Nevada counsel
Exhibit G              Form of Opinion of Gowling Lafleur Henderson LLP
Exhibit H              Form of Support Agreement
Exhibit I              Form of Registration Rights
Exhibit J              Form of Section 116 Escrow Agreement
Exhibit K              Form of Exchange Right Agreement
Exhibit L              Form of Investor Questionnaire

                                   Schedule I

              List of Stockholders and Allocation of Purchase Price

CANADIAN STOCKHOLDERS
-------------------------------------------------- --------------- ------------------ -----------------------------
                Stockholder Name                                  Estimated Number      Purchase Price Percentage
                ----------------                     Number of     of Exchangeable     (calculated based on all the
                                                   Company Shares      Shares                 Stockholders)
                                                   --------------  ----------------    ----------------------------
-------------------------------------------------- --------------- ------------------ -----------------------------
William Chislett                                      671,429           405,869                   6.3773%


-------------------------------------------------- --------------- ------------------ --------------------------------
Paul Cowley                                           350,000           211,570                   3.3243%


-------------------------------------------------- --------------- ------------------ --------------------------------
Norman Dodd                                          2,550,000         1,539,718                 24.2201%


-------------------------------------------------- --------------- ------------------ --------------------------------
Dodd Family Trust                                      85,714           53,533                    .8141%


-------------------------------------------------- --------------- ------------------ --------------------------------
Howard Gomes                                          268,619           162,376                   2.5514%


-------------------------------------------------- --------------- ------------------ --------------------------------
Lois Holmes                                            97,190           58,750                    .9231%


-------------------------------------------------- --------------- ------------------ --------------------------------
Krino Kafato                                           87,667           52,993                    .8327%


-------------------------------------------------- --------------- ------------------ --------------------------------
Robert Kafato                                        2,635,714         1,593,251                 25.0343%


-------------------------------------------------- --------------- ------------------ --------------------------------
Keith Knights                                         104,016           62,878                    .9880%


-------------------------------------------------- --------------- ------------------ --------------------------------
Allan Kling                                            7,143             4,318                    .0678%


-------------------------------------------------- --------------- ------------------ --------------------------------
Raymond Laaly                                         155,333           93,897                    1.4754%


-------------------------------------------------- --------------- ------------------ --------------------------------




-------------------------------------------------- --------------- ------------------ --------------------------------
Donald Rogers                                         648,571           392,052                   6.1602%


-------------------------------------------------- --------------- ------------------ --------------------------------
1594505 Ontario Inc.                                   66,667           40,299                    .63320%


-------------------------------------------------- --------------- ------------------ --------------------------------
Phil Kaszuba                                          142,857           86,355                    1.3569%


-------------------------------------------------- --------------- ------------------ --------------------------------
Craig Brown                                            7,143             4,318                    .0678%


-------------------------------------------------- --------------- ------------------ --------------------------------
Margreg Ltd.                                          215,000           129,964                   2.0421%


-------------------------------------------------- --------------- ------------------ --------------------------------
CANADIAN STOCKHOLDER TOTAL                           8,093,063         4,892,141                 76.8685%

----------------------------------------------------------------------------------------------------------------------
U.S. STOCKHOLDERS
-------------------------------------------------- --------------- ------------------ --------------------------------
                Stockholder Name                                   Estimated Number     Purchase Price Percentage
                ----------------                     Number of       of Barnabus       (calculated based on all the
                                                   Company Shares   Common Shares             Stockholders)
                                                   --------------   -------------             -------------
-------------------------------------------------- --------------- ------------------ --------------------------------
Jim Chaney                                            400,000           241,794                   3.7992%

-------------------------------------------------- --------------- ------------------ --------------------------------
Stanley Levy                                          200,000           120,897                   1.8996%

-------------------------------------------------- --------------- ------------------ --------------------------------
Jahangir Noorvash                                     176,014           106,398                   1.6718%

-------------------------------------------------- --------------- ------------------ --------------------------------
Sean Noorvash                                         176,014           106,398                   1.6718%

-------------------------------------------------- --------------- ------------------ --------------------------------
Bahram Raeen                                          202,414           122,356                   1.9225%

-------------------------------------------------- --------------- ------------------ --------------------------------
Craig Suarez                                          171,429           103,626                   1.6282%

-------------------------------------------------- --------------- ------------------ --------------------------------
Heshmat Laaly                                        1,109,524          670,691                  10.5383%

-------------------------------------------------- --------------- ------------------ --------------------------------
US STOCKHOLDER TOTAL                               2,435,395           1,472,160                 23.1315%

-------------------------------------------------- --------------- ------------------ --------------------------------


-------------------------------------------------- --------------- ------------------ --------------------------------
US AND CANADIAN STOCKHOLDER TOTAL                    10,528,458        6,364,301                   100%
-------------------------------------------------- --------------- ------------------ --------------------------------

                                   Schedule II

                                    Exhibit A

       Projected Gross Sales of Solar Roofing Systems Inc. for Fiscal 2006

CND $12,200,000 as determined in accordance with Canadian GAAP.